[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among:

Instructure, Inc.

a Delaware corporation;

Praxis Merger Sub I, Inc.

a Delaware corporation;

Praxis Merger Sub II, LLC

a Delaware limited liability company;

Practice XYZ, Inc.

a Delaware corporation;

and

Entangled Ventures, LLC

as Stockholders’ Agent

Dated as of November 22, 2017

This draft agreement is for discussion purposes only and is not binding on any of the Parties referred to herein and will not become binding on any such Party unless it is signed and delivered by all such Parties. This draft agreement is subject to satisfactory completion of due diligence and negotiations by the Parties referred to herein.

i.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(Continued)

ii.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(Continued)

iii.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(Continued)

		Page
7.10	Waiver	51
7.11	Amendments	52
7.12	Severability	52
7.13	Parties in Interest	52
7.14	Entire Agreement	52
7.15	Disclosure Schedule	52
7.16	Construction	52

iv.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Certain Definitions
Exhibit B	Form of Certificate of Merger I
Exhibit C	Form of Certificate of Merger II
Exhibit D	Certificate of Formation of Merger Sub II
Exhibit E	Limited Liability Company Agreement of Merger Sub II
Exhibit F	Letter of Transmittal
Exhibit G	Joinder Agreement
Exhibit H	Form of Offer Letter
Exhibit I	Form of Non-Competition Agreement
Exhibit J	Disclosure Schedule

SCHEDULES

Schedule A	Consideration Spreadsheet
Schedule B	Integration Plan

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of November 22, 2017, by and among: Instructure, Inc., a Delaware corporation (“Purchaser”); Praxis Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub I”); Praxis Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Purchaser (“Merger Sub II”); Practice XYZ, Inc., a Delaware corporation (“Company”); and Entangled Ventures, LLC, as Stockholders’ Agent. Capitalized terms used in this Agreement are defined or referenced in Exhibit A attached hereto.

Recitals

WHEREAS, the parties intend that Merger Sub I be merged with and into Company, with Company surviving such merger on the terms and subject to the conditions set forth herein (“Merger I”).

WHEREAS, the parties intend that, immediately after the consummation of Merger I, Company, as the surviving entity of Merger I, be merged with and into Merger Sub II, with Merger Sub II surviving such merger on the terms and subject to the conditions set forth herein (“Merger II” and, together with Merger I, the “Mergers”).

WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger I and Merger II shall (i) constitute integrated steps in a single “plan of reorganization” within the meaning of Treas. Reg. §§1.368-2(g) and 1.368-3, which plan of reorganization the parties adopt by executing this Agreement, and (ii) qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The Merger and Related Transactions

1.1Merger I. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Merger I Effective Time, (a) Merger Sub I will merge with and into Company, and (b) the separate corporate existence of Merger Sub I will cease and Company will continue its corporate existence under the DGCL as the surviving corporation in Merger I (sometimes referred to herein as the “Merger I Surviving Corporation”).

1.2Merger I Effective Time The closing of Merger I (the “Closing”) will take place on the date hereof (the “Closing Date”) immediately following the execution of this Agreement and delivery by the Company of written consent of the Stockholders approving and adopting this Agreement at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210. On the Closing Date, Company, Purchaser and Merger Sub I shall cause a certificate of merger, in the form attached hereto as Exhibit B (the “Certificate of Merger I”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL for Merger I to be effective. Merger I shall become effective at

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such time as the Certificate of Merger I has been duly filed with the Secretary of State of the State of Delaware (the effective time of Merger I being referred to herein as the “Merger I Effective Time”).

1.3Effects of Merger I. Merger I shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Merger I Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of Company and Merger Sub I shall vest in the Merger I Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of Company and Merger Sub I shall become the debts, liabilities, obligations, restrictions and duties of the Merger I Surviving Corporation.

1.4Certificate of Incorporation; By-laws. At the Merger I Effective Time, (a) the certificate of incorporation of Merger Sub I as in effect immediately prior to the Merger I Effective Time shall be the certificate of incorporation of the Merger I Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Legal Requirement, and (b) the by-laws of Merger Sub I as in effect immediately prior to the Merger I Effective Time shall be the by-laws of the Merger I Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Merger I Surviving Corporation or as provided by applicable Legal Requirement.

1.5Directors and Officers. The directors and officers of Merger Sub I, in each case, immediately prior to the Merger I Effective Time shall, from and after the Merger I Effective Time, be the directors and officers, respectively, of the Merger I Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Merger I Surviving Corporation.

1.6Effect of Merger I on Company Stock. At the Merger I Effective Time, as a result of Merger I and without any action on the part of Purchaser, Merger Sub I, Company or any Securityholder:

(a)Cancellation of Certain Company Stock. Shares of Company Stock that are owned by Company (as treasury stock or otherwise) or any of its respective direct or indirect wholly owned subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b)Effect on Convertible Promissory Notes. The Convertible Notes shall be cancelled and the holders of the Convertible Notes will be entitled to receive (i) the unpaid accrued interest outstanding under such Convertible Note immediately prior to the Merger I Effective Time and (ii) two times the aggregate amount of the outstanding principal under such Convertible Note immediately prior to the Merger I Effective Time (collectively, the “Note Payments”) in full satisfaction of Company’s obligations under such Convertible Note, pursuant to the terms thereof. The Note Payments shall be paid in (i) cash on a pro rata basis from available Cash and Cash Equivalents and the cash portion of the Merger Consideration with (ii) the remaining amount of Note Payments in Merger Shares on a pro rata basis as set forth in the Consideration Spreadsheet.

(c)Effect on Company Series A-2 Preferred Stock. Each share of Company Series A-2 Preferred Stock issued and outstanding immediately prior to the Merger I Effective Time (other than (i) the shares of Company Stock to be cancelled and retired in accordance with Section 1.6(a) and (ii) any Dissenting Shares) shall cease to be outstanding and shall be converted and exchanged for, at the Merger I Effective Time, the right to receive (A) the Per Share Series A-2 Liquidation Amount, plus (B) the Per

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Share Escrow Amount, if any, plus (C) the Upward Adjustment, if any, plus (D) only if the aggregate Merger Consideration is equal to or greater than the Breakpoint Amount, the Per Share Earn-out Consideration, if any (the consideration set forth in the foregoing clauses (A), (B), (C), and (D) collectively, the “Per Share Series A-2 Merger Consideration”). The Per Share Series A-2 Merger Consideration set forth in clauses (A) and (B) shall be paid in Merger Shares and the Per Share Series A-2 Merger Consideration set forth in clauses (C) and (D) shall be paid in cash. The Per Share Series A-2 Merger Consideration shall be paid to each holder of Company Series A-2 Preferred Stock converted pursuant to this Section 1.6(c) to the extent and subject to the conditions provided in Section 1.16(a).

(d)Effect on Company Series A-1 Preferred Stock, Company Series Seed Preferred Stock, and Company Common Stock. The shares of Company Series A-1 Preferred Stock, Company Series Seed Preferred Stock, and Company Common Stock issued and outstanding immediately prior to the Merger I Effective Time (other than (i) the shares of Company Stock to be cancelled and retired in accordance with Section 1.6(a) and (ii) any Dissenting Shares) shall cease to be outstanding and shall be converted and exchanged for, at the Merger I Effective Time, the right to receive (A) the Per Share Closing Merger Consideration, plus (B) the Per Share Escrow Amount, if any, plus (C) the Upward Adjustment, if any, plus (D) the Per Share Earn-out Consideration, if any (the consideration set forth in the foregoing clauses (A), (B), (C) and (D), collectively, the “Per Share Merger Consideration”). The Per Share Merger Consideration set forth in clauses (A) and (B) shall be paid in Merger Shares and the Per Share Merger Consideration set forth in clauses (C) and (D) shall be paid in cash. The Per Share Closing Merger Consideration shall be paid to each holder of Company Stock converted pursuant to this Section 1.6(d) to the extent and subject to the conditions provided in Section 1.16(a).

(e)Conversion of Merger Sub I Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub I issued and outstanding immediately prior to the Merger I Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Merger I Surviving Corporation. Each stock certificate of Merger Sub I evidencing ownership of any shares of common stock shall continue to evidence ownership of such share of common stock of the Merger I Surviving Corporation.

1.7Company Stock Options. Effective as of the Merger I Effective Time, each Unvested Option shall be cancelled without the receipt of any consideration and each Vested Option will be converted into an option to purchase shares of Purchaser Common Stock in an amount, at an exercise price and subject to such terms and conditions determined as provided below (each, an “Adjusted Option”). Each such Adjusted Option shall be subject to, and shall become exercisable and vested upon, the same terms and conditions that are applicable to such Vested Option immediately prior to the Merger I Effective Time, except that (1) each Adjusted Option shall be exercisable for, and represent the right to acquire, that number of shares of Purchaser Common Stock equal to (A) the number of shares of Company Common Stock subject to such Vested Option immediately prior to the Merger I Effective Time multiplied by (B) the Option Exchange Ratio and rounded down to the nearest whole share, and (2) the exercise price per share of Purchaser Common Stock subject to each Adjusted Option shall be an amount equal to (A) the exercise price per share of Company Common Stock subject to such Vested Option in effect immediately prior to the Merger I Effective Time divided by (B) the Option Exchange Ratio and rounded up to the nearest whole cent. The exercise price per share of any such Adjusted Option and the number of shares of Purchaser Common Stock relating to any such Adjusted Option shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of Vested Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424 of the Code. In addition, each share of

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Company Common Stock underlying a Vested Option will be treated as outstanding and entitled to a pro rata share of the Per Share Earn-out Consideration, if any, that a holder of a share of Company Common Stock would be entitled to receive under this Agreement.

1.8Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 1.6, shares of Company Stock issued and outstanding immediately prior to the Merger I Effective Time (other than shares cancelled in accordance with Section 1.6(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Merger Consideration or the other amounts contemplated by the Consideration Spreadsheet, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Merger I Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares shall be treated as if they had been converted as of the Merger I Effective Time into the right to receive the portion of the Merger Consideration and the other amounts contemplated by the Consideration Spreadsheet, if any, to which such holder is entitled pursuant to Section 1.6(b), without interest thereon, upon delivery of a duly executed and completed Letter of Transmittal.

1.9Merger II. Immediately after the Merger I Effective Time, on the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Merger II Effective Time, (a) the Merger I Surviving Corporation will merge with and into Merger Sub II, and (b) the separate corporate existence of the Merger I Surviving Corporation will cease and Merger Sub II will continue its corporate existence under the DGCL as the surviving corporation in Merger II (sometimes referred to herein as “Merger II Surviving Company”).

1.10Merger II Effective Time. Subject to the provisions of this Agreement, Purchaser, Merger I Surviving Corporation and Merger Sub II shall cause a certificate of merger, in the form attached hereto as Exhibit C (the “Certificate of Merger II”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL for Merger II to be effective immediately after the Merger I Effective Time. Merger II shall become effective at such time as the Certificate of Merger II has been duly filed with the Secretary of State of the State of Delaware (the effective time of Merger II being hereinafter referred to as the “Merger II Effective Time”).

1.11Effect of Merger II. Merger II shall have the effect set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Merger II Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Merger I Surviving Corporation and Merger Sub II shall vest in Merger II Surviving Company, and all debts, liabilities, obligations, restrictions and duties of each of the Merger I Surviving Corporation and Merger Sub II shall become the debts, liabilities, obligations, restrictions and duties of Merger II Surviving Company.

1.12Name of Merger II Surviving Company. From and after the Merger II Effective Time the name of Merger II Surviving Company shall be “Practice XYZ, LLC”.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.13Officers. The officers of Merger II Surviving Company shall consist of the Persons serving as officers of Merger Sub II immediately prior to the Merger; to serve thereafter in accordance with the operating agreement of Merger Sub II and until their respective successors shall have been duly elected and qualified in accordance with such operating agreement and the laws of the State of Delaware.

1.14Certificate of Formation and Operating Agreement. The certificate of formation of Merger Sub II attached hereto as Exhibit D shall be and constitute the certificate of formation of Merger II Surviving Company from and after the Merger II Effective Time. The limited liability company agreement of Merger Sub II attached hereto as Exhibit E shall be and constitute the limited liability company agreement of Merger II Surviving Company from and after the Merger II Effective Time.

1.15Effect of Merger II on Merger I Surviving Corporation Common Stock and Merger Sub II Units. At the Merger II Effective Time, as a result of Merger II and without any action on the part of the Securityholders, the Merger I Surviving Corporation, Merger Sub II or any stockholder of the Merger I Surviving Corporation:

(a)Cancellation of Certain Shares of Common Stock of Merger I Surviving Corporation. Each share of common stock of the Merger I Surviving Corporation shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b)Conversion of Merger Sub II Units. Each unit of Merger Sub II issued and outstanding immediately prior to the Merger II Effective Time shall be converted into and become one newly issued, fully paid and non-assessable unit of Merger II Surviving Company.

1.16Exchange Mechanics.

(a)Letter of Transmittal. As soon as commercially practicable (but not more than ten (10) Business Days) after the Closing Date, to the extent not previously delivered, Company shall mail or otherwise deliver to each Stockholder a letter of transmittal in substantially the form attached hereto as Exhibit F (each, a “Letter of Transmittal”) and a joinder agreement in substantially the form attached hereto as Exhibit G (each, a “Joinder Agreement”) to the address set forth opposite such holder’s name on the Consideration Spreadsheet. If a Stockholder surrenders to Purchaser a duly completed and executed Letter of Transmittal and Joinder Agreement then, within the later to occur of (i) five (5) Business Days following the receipt of the Letter of Transmittal and Joinder Agreement by Purchaser or (ii) one (1) Business Day following the Merger I Effective Time, Purchaser shall cause the Transfer Agent to issue to:

(i)Holders of Company Series A-2 Preferred Stock, that number of shares of Merger Shares equal to (A) (1) the Per Share Series A-2 Liquidation Amount multiplied by (2) the number of shares of Company Series A-2 Preferred Stock held by such Stockholder divided by (B) the Purchaser Common Stock Price; and

(ii)Holders of Company Series A-1 Preferred Stock, Company Series Seed Preferred Stock, or Company Common Stock, that number of shares of Merger Shares equal to (A) (1) the Per Share Closing Merger Consideration multiplied by (2) the number of shares of Company Common Stock or Company Common Stock issuable upon conversion of Company Series A-1 Preferred Stock or Company Series Seed Preferred Stock held by such Stockholder divided by (B) the Purchaser Common Stock Price.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)Legend on Shares. The Merger Shares issuable in the Merger shall include an endorsement typed or otherwise denoted conspicuously thereon of the following legend (along with any other legends that may be required under applicable Legal Requirements):

“THE SHARES REPRESENTED BY THIS BOOK ENTRY POSITION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

In the event that any Merger Shares shall cease to be Restricted Shares, Purchaser shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such shares of Purchaser Common Stock without the legend required by the foregoing.

(c)No Further Rights in the Company Stock. The applicable portion of the Merger Consideration paid or payable in respect of the surrender for exchange of shares of the Company Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares. If, after the Merger I Effective Time, Company Stock Certificates are presented to Purchaser for any reason, they shall be canceled and exchanged as provided in this Section 1.16.

(d)No Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Purchaser Common Stock shall be issued in exchange for any Company Stock or Option, and no holder of any of the foregoing shall be entitled to receive a fractional share of Purchaser Common Stock. In the event that any holder of Company Stock or Option would otherwise be entitled to receive a fractional share of Purchaser Common Stock (after aggregating all shares and fractional shares of Purchaser Common Stock issuable to such holder), then such holder shall be paid an amount in cash (without interest) determined by multiplying (i) the Purchaser Common Stock Price by (ii) the fraction of a share of Purchaser Common Stock to which such holder would otherwise be entitled. The parties acknowledge that payment of cash consideration in lieu of issuing fractional shares of Purchaser Common Stock was not separately bargained for consideration but represents merely a mechanical rounding off for purposes of simplifying the problems that would otherwise be caused by the issuance of fractional shares of Purchaser Common Stock.

1.17Escrow. On the Closing Date, an amount of Merger Shares equal to the quotient of $1,800,000 divided by the Purchaser Common Stock Price (the “Escrow Shares”) shall be issued to the Stockholders and retained by Purchaser in an escrow fund for the purposes of satisfying any claims brought pursuant to Section 5, subject to Section 5.3, or any working capital purchase price adjustment pursuant to Section 1.21 in accordance with the terms set forth in this Agreement (the “Escrow Fund”). Pursuant to the terms of this Agreement, the Escrow Fund (less any Retained Amount and the amount of any previously paid claims) will be released to the Stockholders in accordance with their Pro Rata Escrow Share six months following the Closing Date. The Escrow Shares issuable in the Merger shall include an endorsement typed or otherwise denoted conspicuously thereon of the following legend (along with any other legends that may be required under applicable Legal Requirements):

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“THE SHARES REPRESENTED BY THIS BOOK ENTRY POSITIONMAY NOT BE TRANSFERRED UNTIL THE END OF AN ESCROW PERIOD IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

In the event that any Escrow Shares shall cease to be Restricted Shares, Purchaser shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such shares of Purchaser Common Stock without the legend required by the foregoing.

1.18Payment at Closing for Expenses. Prior to the Merger I Effective Time, Company shall pay all of the Company Transaction Expenses. “Company Transaction Expenses” means all of the following amounts, without duplication: all outstanding legal, financial advisory, accounting and other fees and expenses incurred by Company and Stockholders’ Agent in connection with the negotiation and consummation of the transactions contemplated hereby.

1.19Withholding. Purchaser, Merger Sub I, Merger Sub II and Company, as applicable, will be entitled to deduct and withhold from the amounts payable pursuant to this Agreement to any Person, and to pay over to the applicable Governmental Body (or other applicable Person) such amounts as Purchaser, Merger Sub I, Merger Sub II and Company, as applicable, are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement; provided, however, that Purchaser shall use commercially reasonable efforts to consult with Stockholders’ Agent prior to withholding any amounts payable hereunder and to cooperate with Stockholders’ Agent to minimize or eliminate any such withholding. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. To the extent that Purchaser is required to deduct and withhold any amounts in connection with any payments of Merger Shares, Purchaser shall, at its discretion, (a) be entitled to retain a portion of Merger Shares equal in value to such required deduction or (b) offset the amounts required to be deducted and withheld against cash payments required to be made by Purchaser to the recipient of the Merger Shares. Any amounts payable to Securityholders in cash that require employment Tax withholding shall be paid through Company’s payroll.

1.20Closing Deliverables.

(a)At or prior to the Closing Date, Company shall deliver to Purchaser the following:

(i)the Certificate of Merger I executed by Company;

(ii)resignations of the directors and officers of Company;

(iii)a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Company dated the Closing Date certifying that (A) attached thereto are true and complete copies of (1) all resolutions adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the Transactional Agreements to which Company is a party and the consummation of the transactions contemplated hereby and thereby and (2) resolutions of the Stockholders approving the Merger and adopting this Agreement, (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

thereby as of the Closing Date, and (C) the names and signatures of the officers of Company authorized to sign this Agreement, the Transactional Agreements and the other documents to be delivered hereunder and thereunder (in each case to which Company is a party);

(iv)a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Body of the jurisdiction under the Legal Requirements in which Company is organized;

(v)the Consideration Spreadsheet contemplated in Section 1.22; and attached hereto as Schedule A;

(vi)the consents to assignment and approvals listed in Schedule 1.20(a);

(vii)the offer letters in the form attached hereto as Exhibit H executed by each applicable employee of Company (the “Offer Letters”);

(viii)the Transactional Agreements executed by Persons other than Purchaser and/or Merger Sub I and Merger Sub II, as applicable;

(ix)the non-competition agreements in the form attached hereto as Exhibit I executed by Paul Freedman, Emily Foote, and Daniel Lopez (the “Non-Competition Agreements”); and

(x)a statement from Company validly executed by a duly authorized officer of Company that Company is not, and has not been at any time during the five (5) years preceding the date of such statement, a “United States real property holding corporation”, as defined in Section 897(c)(2) of the Code, such statement in form and substance reasonably satisfactory to Purchaser and conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), and a notice of such statement to be delivered by Purchaser to the IRS on behalf of Company in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(b)On the Closing Date, Purchaser shall deliver to Stockholders’ Agent the following:

(i)the Certificate of Merger I executed by Purchaser or Merger Sub I, as applicable;

(ii)the Certificate of Merger II executed by Purchaser and Merger Sub II, as applicable;

(iii)instructions by Purchaser to Transfer Agent to issue to the Securityholders their respective share of the Merger Consideration in accordance with Section 1.16(a)(i)-(iii) as set forth in the Consideration Spreadsheet;

(iv)a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Purchaser, Merger Sub I and Merger Sub II certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors (or board of managers, as applicable) of Purchaser, Merger Sub I and Merger Sub II authorizing the execution, delivery and performance of this Agreement and the Transactional Agreements and the consummation of the transactions contemplated

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(v)a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Purchaser, Merger Sub I and Merger Sub II certifying the names and signatures of the officers of Purchaser, Merger Sub I and Merger Sub II authorized to sign this Agreement, the Transactional Agreements and the other documents to be delivered hereunder and thereunder;

(vi)the Offer Letters executed by Purchaser;

(vii)the Transactional Agreements executed by Purchaser, Merger Sub I and Merger Sub II, as applicable;

(viii)the Non-Competition Agreements executed by Purchaser; and

(ix)such other documents or instruments as Company and Stockholders’ Agent reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement.

1.21Working Capital.

(a)Closing Adjustment. Prior the Closing Date, Company shall prepare and deliver to Purchaser a statement setting forth (1) an estimated balance sheet of Company as of the close of business on the Closing Date (without giving effect to the transactions contemplated herein) and (2) an estimated calculation of Net Working Capital as of the close of business on the Closing Date (the “Estimated Net Working Capital”), certified by the Chief Financial Officer of Company that such statement was prepared in accordance with the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the compiled Financial Statements for the most recent fiscal year end as if such Estimated Closing Working Capital Statement was being prepared and compiled as of a fiscal year end (the “Estimated Net Working Capital Statement”).

(b)Post-Closing Estimates. Within ninety (90) days after the Closing Date, Purchaser shall prepare and deliver to Stockholders’ Agent a statement setting forth (1) a balance sheet of Company as of the close of business on the Closing Date (without giving effect to the transactions contemplated herein) and (2) its calculation of Net Working Capital as of the close of business on the Closing Date (the “Closing Working Capital”), certified by the Chief Financial Officer of Purchaser that such statement was prepared in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the compiled Financial Statements for the most recent fiscal year end as if such statement was being prepared as of a fiscal year end (the “Closing Working Capital Statement”). Stockholders’ Agent shall have forty-five (45) days following its receipt of the Closing Working Capital Statement and the supporting detail (the “Review Period”) to review the foregoing. On or before the expiration of the Review Period, Stockholders’ Agent shall deliver to Purchaser a written statement accepting or objecting to the Closing Working Capital Statement (the “Response Notice”) and if objecting, providing reasonable detail with respect to such objection. During the Review Period, Purchaser shall provide Stockholders’ Agent and its representatives reasonable access to the records, properties, and personnel relating to the preparation of the Closing Working Capital

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Statement and shall cause its personnel to reasonably cooperate with Stockholders’ Agent in connection with its review of the Closing Working Capital Statement. In the event that Stockholders’ Agent does not deliver the Response Notice on or before the expiration of the Review Period, the Closing Working Capital Statement shall be deemed final and binding for all purposes under this Section 1.21.

(c)Disputes. In the event that Stockholders’ Agent objects to all or any portion of the Closing Working Capital Statement within the Review Period, Purchaser and Stockholders’ Agent shall promptly meet and in good faith attempt to resolve such objections. Any such objections which cannot be resolved between Purchaser and Stockholders’ Agent within thirty (30) days following Purchaser’s receipt of the Response Notice shall be resolved in accordance with this Section 1.21(c). Should Stockholders’ Agent and Purchaser not be able to resolve such objections set forth in the Response Notice within the thirty (30) day period described above, Purchaser or Stockholders’ Agent may submit the matter to an accounting firm mutually acceptable to Purchaser and Stockholders’ Agent both acting in good faith (the “Accounting Referee”) for review and resolution, with instructions to complete the same as promptly as practicable, but in any event within thirty (30) days of its engagement, and to resolve any objections consistent with the terms of this Agreement, including making the calculations in accordance with the definition of “Net Working Capital” as set forth in this Agreement. The Accounting Referee shall only have authority to make determinations in respect of those specific items for which an objection has been raised in the Response Notice, and all determinations shall be based solely on the presentations of Purchaser and Stockholders’ Agent and their respective representatives, and not by independent review. In resolving any disputed item, the Accounting Referee shall be bound by the principles set forth in this Section 1.21. The Accounting Referee shall deliver a statement setting forth its resolution of the dispute within thirty (30) days of the submission of the dispute to such firm, which resolution, absent manifest error, shall be binding and conclusive on the parties and not subject to appeal. The Closing Working Capital Statement shall be modified if necessary to reflect such determination by the Accounting Referee. The fees and costs of the Accounting Referee, if one is required, shall be payable by Purchaser, on the one hand, and Stockholders’ Agent (on behalf of the Stockholders), on the other hand, based upon the percentage which the portion of the contested amount not awarded to Purchaser or Stockholders’ Agent (on behalf of the Stockholders) bears to the amounts actually contested by Purchaser and Stockholders’ Agent, as determined by the Accounting Referee.

(d)Post-Closing Adjustments; Payment.

(i)The “Post-Closing Adjustment” means an amount equal to the Closing Working Capital as finally determined pursuant to this Section 1.21 minus the Estimated Net Working Capital.

(ii)If the Post-Closing Adjustment is a negative number, Stockholders’ Agent shall, within three (3) Business Days after the final determination of the Post-Closing Adjustment, pay in cash to Purchaser an amount equal to the absolute value of the Post-Closing Adjustment divided by the Purchaser Common Stock Price. Pursuant to Section 7.1, the Stockholders’ Agent may withhold from cash disbursements a cash reserve for the purposes of paying any negative Post-Closing Adjustment on behalf of the Stockholders. Within three (3) days after the final determination of the Post-Closing Adjustment, the Stockholders’ Agent shall disburse to the Stockholders, in accordance with their Pro Rata Share, any remaining amounts of cash so withheld.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii)If the Post-Closing Adjustment is a positive number, within three (3) Business Days after the final determination of the Post-Closing Adjustment, Purchaser shall instruct the Transfer Agent to issue to the Stockholders, in accordance with their Pro Rata Escrow Share, an amount of shares of Purchaser Common Stock equal to the Post-Closing Adjustment divided by the Purchaser Common Stock Price.

(e)Adjustments for Tax Purposes. Any payments made pursuant to this Section 1.21 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise mandated by Legal Requirements.

1.22Consideration Spreadsheet.

(a)Prior to the Closing Date and concurrently with the delivery of the Estimated Net Working Capital Statement, Company shall prepare and deliver to Purchaser and attach as Schedule A hereto a spreadsheet (the “Consideration Spreadsheet”), certified by the Chief Executive Officer of Company, which shall set forth, as of the Closing Date and immediately prior to the Merger I Effective Time, the following:

(i)the names and addresses of all Stockholders and the number of shares of Company Stock held by each such Person;

(ii)the names and addresses of all Optionholders, together with the number of options to purchase shares of Company Common Stock subject to Vested Options held by such Optionholders and the number of shares of Purchaser Common Stock to be issued to such Optionholders pursuant to Section 1.7;

(iii)a calculation of the Note Payments;

(iv)calculations of the Per Share Series A-2 Merger Consideration and Per Share Closing Merger Consideration; and

(v)each Securityholder’s Pro Rata Escrow Share and Pro Rata Earn-out Share as of the Closing (as a percentage interest).

(b)The parties agree that Purchaser, Merger Sub I, Merger Sub II, and Stockholders’ Agent shall be entitled to rely on the Consideration Spreadsheet in making payments under this Agreement and shall not be responsible for the calculations or the determinations regarding such calculations in such Consideration Spreadsheet.

1.23Earn-Out.

(a)Earn-out Payments. As additional Merger Consideration, at such times as provided in Section 1.23(d), Purchaser shall pay in cash, if earned pursuant to the terms of this Agreement, to Stockholders’ Agent on behalf of the Securityholders, with respect to each Calculation Period within the Earn-out Period an amount, if any (each, an “Earn-out Payment”), equal to (i) (A) the Net Bookings Amount for such Calculation Period, divided by (B) the Net Bookings Target for such Calculation Period multiplied by (ii) the Earn-out Amount for such Calculation Period. Notwithstanding

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the foregoing, if the Net Bookings Amount for a particular Calculation Period is not greater than or equal to 50% of the applicable Net Bookings Target, no Earn-out Payment shall be due for such Calculation Period. Additionally, in the event the Net Bookings Amount for a particular Calculation Period is greater than or equal to the Stretch Net Bookings Target for such Calculation Period, Purchaser shall pay Stockholders’ Agent on behalf of the Securityholders, an amount, if any (each, a “Stretch Earn-out Payment”) equal to the Stretch Earn-out Amount for such Calculation Period. For purposes of clarity, in the event the Net Bookings Amount for a particular Calculation Period is less than the Stretch Net Bookings Target for such Calculation Period, no Stretch Earn-out Payment shall be paid. Notwithstanding anything contained herein to the contrary, the Net Bookings Amount attributable to Non-Recurring Bookings shall be limited to 20% of the aggregate Net Bookings Amount (“Non-Recurring Maximum”) for purposes of calculating any Earn-out Payment or Stretch Earn-out Payment. If any Company Product is sold together with any other product of Purchaser (collectively, a “Bundled Product”), then the New Bookings attributable to the Company Product sold as part of a Bundled Product shall be equal to the product of (X) the per unit weighted average price (calculated on an annualized basis) of New Bookings sold on a standalone basis throughout the applicable Calculation Period (excluding (i) pilots and (ii) pilot conversions that are not priced on a per unit basis), multiplied by (Y) the number of units of the Company Product sold as part of the Bundled Product, multiplied by (Z) if the term of the contract applicable to the Company Product is less than 12 months, the quotient of the number of months of such term divided by 12. For purposes of clarity, the booking rules (e.g., up to the first 12 months of value, subject to a written contract, timing of start date) shall still apply.

(b)Procedures Applicable to Determination of the Earn-out Payments and Stretch Earn-out Payments.

(i)On or before the date which is thirty (30) days after the last day of each Calculation Period (each such date, an “Earn-out Calculation Delivery Date”), Purchaser shall prepare and deliver to Stockholders’ Agent a written statement (in each case, an “Earn-out Calculation Statement”) setting forth in reasonable detail its determination of the Net Bookings Amount for the applicable Calculation Period and its calculation of the resulting Earn-out Payment and Stretch Earn-out Payment (in each case, an “Earn-out Calculation”).

(ii)Stockholders’ Agent shall have thirty (30) days after receipt of the Earn-out Calculation Statement for each Calculation Period (in each case, the “Earn-Out Review Period”) to review the Earn-out Calculation Statement and the Earn-out Calculation set forth therein. Prior to the expiration of the Earn-Out Review Period, Stockholders’ Agent may object to the Earn-out Calculation set forth in the Earn-out Calculation Statement for the applicable Calculation Period by delivering a written notice of objection (an “Earn-out Calculation Objection Notice”) to Purchaser. Any Earn-out Calculation Objection Notice shall specify the items in the applicable Earn-out Calculation disputed by Stockholders’ Agent and shall describe in reasonable detail the basis for such objection, as well as the amount in dispute. During the Earn-Out Review Period, Purchaser shall provide Stockholders’ Agent and its representatives reasonable access to the records, properties, and personnel relating to the preparation of the Earn-out Calculation Statement and shall cause its personnel to reasonably cooperate with Stockholders’ Agent in connection with its review of the Earn-out Calculation Statement. If Stockholders’ Agent fails to deliver an Earn-out Calculation Objection Notice to Purchaser prior to the expiration of the Earn-Out Review Period, then the Earn-out Calculation set forth in the Earn-out Calculation Statement shall be final and binding on the parties hereto. If Stockholders’ Agent timely delivers an Earn-out Calculation Objection Notice, Purchaser and Stockholders’ Agent shall negotiate in good faith for a period of up to ten (10) days to resolve the disputed items and agree upon the resulting amount of the Net

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Bookings and the Earn-out Payment and Stretch Earn-out Payment, as applicable, for the applicable Calculation Period. In the event Purchaser does not agree with the Earn-out Calculation Objection Notice, Purchaser shall consult with the accounting firm that audits Purchaser’s financial statements with respect to the calculation of the Net Bookings Amount for the applicable Calculation Period and provide a description of the results of such accounting firm’s review of such Net Bookings Amount to Stockholders’ Agent. Subsequent to negotiating in good faith, the calculation of the Net Bookings Amount that is the subject of the applicable Earn-out Calculation Objection Notice shall be determined by Purchaser in Purchaser’s sole discretion, taking into account Purchaser’s consultations with Purchaser’s accounting firm, and shall be conclusive, final and binding on the parties hereto. In the event Purchaser’s final calculation of the Net Bookings Amount is different than Purchaser’s accounting firm’s calculation of the same, Purchaser shall provide a description of the rationale behind any such difference to Stockholders’ Agent.

(c)Independence of Earn-out Payments and Stretch Earn-out Payments. Purchaser’s obligation to pay each of the Earn-out Payments or Stretch Earn-out Payments in accordance with Section 1.23(a) is an independent obligation of Purchaser and is not otherwise conditioned or contingent upon the satisfaction of any conditions precedent to any preceding or subsequent Earn-out Payment or Stretch Earn-out Payment and the obligation to pay an Earn-out Payment or Stretch Earn-out Payment to Stockholders’ Agent shall not obligate Purchaser to pay any preceding or subsequent Earn-out Payment or Stretch Earn-out Payment. For the avoidance of doubt and by way of example, if the conditions precedent to the payment of the Earn-out Payment or Stretch Earn-out Payment for the first Calculation Period are not satisfied, but the conditions precedent to the payment of the Earn-out Payment or Stretch Earn-out Payment for the second Calculation Period are satisfied, then Purchaser would be obligated to pay such Earn-out Payment or Stretch Earn-out Payment for the second Calculation Period for which the corresponding conditions precedent have been satisfied, and not the Earn-out Payment or Stretch Earn-out Payment for the first Calculation Period.

(d)Timing of Payment of Earn-out Payments and Stretch Earn-out Payments. Subject to Section 1.23(f), any Earn-out Payment or Stretch Earn-out Payment that Purchaser is required to pay pursuant to Section 1.23(a) hereof shall be paid in full no later than ten (10) days following the final determination of the Earn-out Calculation pursuant to Section 1.23(b) for the applicable Calculation Period. Purchaser shall pay to Stockholders’ Agent on behalf of the Securityholders the applicable Earn-out Payment and Stretch Earn-out Payment in cash by wire transfer of immediately available funds to the bank account for Stockholders’ Agent set forth on Schedule A.

(e)Post-Closing Operation of the Business. From and after the Merger I Effective Time, Purchaser and Merger II Surviving Company shall operate the Business acquired from Company in a commercially reasonable manner and in good faith consistent with how Purchaser runs its existing business. Purchaser and Merger II Surviving Company shall have the exclusive and absolute right to operate and otherwise make decisions with respect to the Business, Merger II Surviving Company and its assets, including with respect to any product and sales lines and strategies, marketing plans, the sale, exchange, dividend or other distribution or liquidation in one transaction or a series of transactions or any change in the corporate structure, or the management or ownership of Merger II Surviving Company and/or its subsidiaries, and/or decisions as to expansion, use of assets, capital and dividend policies; provided, however, that (i) Purchaser and Merger II Surviving Company shall not take any action the purpose of which is to reduce or eliminate any Earn-out Payment or Stretch Earn-out Payment or the amounts thereof provided for in this Section 1.23 and (ii) shall operate the Business at all times during the Earn-out Period in a manner consistent with the integration plan described on Schedule B attached hereto

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(the “Integration Plan”), provided, however, that in the event management of Purchaser determines that continuing to operate the Business in a manner consistent with the Integration Plan will not lead to or maximize the attainment of any Earn-out Payment or Stretch Earn-out Payment, Purchaser may, in its sole discretion, amend or otherwise modify the Integration Plan, after notifying Stockholders’ Agent regarding any such amendment or modification.

(f)No Guarantee; Security. Each of Company and Stockholders’ Agent acknowledges and agrees that (i) Purchaser makes no representations nor provides any assurances whatsoever as to the feasibility of achieving the Net Bookings Targets or any portion thereof or paying any Earn-out Payments or Stretch Earn-out Payments and (ii) neither Purchaser nor Merger II Surviving Company owes any fiduciary duty to the Securityholders or Stockholders’ Agent. The parties hereto also understand and agree that (1) the contingent rights to receive any Earn-out Payment or Stretch Earn-out Payment shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of Legal Requirements relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in Purchaser or Merger II Surviving Company, (2) Securityholders shall not have any rights as a securityholder of Purchaser or Merger II Surviving Company as a result of Securityholders’ contingent right to receive any Earn-out Payment hereunder, and (3) no interest is payable with respect to any Earn-out Payment. Notwithstanding the foregoing, in the event that there is a Change of Control of Purchaser or Merger II Surviving Company prior to December 31, 2019, at the closing of such Change of Control, Purchaser shall pay the Securityholders either (A) if the Change of Control occurs during the Calculation Period ending December 31, 2018, the Earn-out Amount for such Calculation Period and the greater of either (i) if the Net Bookings Amount calculated as of the closing of such Change of Control is greater than or equal to an amount equal to the product of (x) [***], multiplied by (y) the number of days that transpired from and including January 1, 2018 to the date of the closing of such Change of Control, 50% of the Earn-out Amount for the Calculation Period ending December 31, 2019 or (ii) the Earn-out Payment and Stretch Earn-out Payment achieved, if any, pursuant to the terms of Section 1.23(a) for the Calculation Period ending December 31, 2019, or (B) if the Change of Control occurs during the Calculation period ending December 31, 2019, the Earn-out Amount for such Calculation Period and if the Stretch Earn-Out Payment was made for the Calculation Period ending December 31, 2018 (i.e., the Net Bookings Amount for the Calculation Period ending December 31, 2018 was greater than or equal to the Stretch Net Bookings Target for such Calculation Period), the Stretch Earn-out Amount for the Calculation Period ending December 31, 2019. Notwithstanding the foregoing, any Earn-out Payment Purchaser is required to pay pursuant to Section 1.23(f)(A) for the Calculation Period ending December 31, 2019 shall be made thirty (30) days after the end of the Calculation Period ending 2019. “Change of Control” means, whether occurring through on transaction or a series of related transactions, any of the following: (a) a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Act), directly or indirectly, of more than 50% of the outstanding voting securities of Purchaser or Merger II Surviving Company, as applicable, (b) any reorganization, merger or consolidation of Purchaser or Merger II Surviving Company, as applicable, other than a transaction or series of related transactions in which the holders of the voting securities of Purchaser or Merger II Surviving Company, as applicable, outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity, or (c) a sale, lease or other disposition or exclusive license of all or substantially all of the assets of Purchaser or Merger II Surviving Company, as applicable.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.	Representations and Warranties of the Company

Except as set forth in the Disclosure Schedule prepared pursuant to Section 7.15, Company represents and warrants to Purchaser as follows:

2.1Due Organization; Subsidiaries; Etc.

(a)Organization. Company has been duly incorporated, and is validly existing and in good standing (to the extent that the laws of the jurisdiction of its formation recognize the concept of good standing), under the laws of the jurisdiction of its incorporation. Company has full power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and is presently proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and are presently proposed to be owned and used; and (iii) to perform its obligations under all Contracts to which it is a party or by which it is bound.

(b)Qualification. Company is qualified, licensed or admitted to do business as a foreign corporation, and is in good standing (to the extent that the applicable jurisdiction recognizes the concept of good standing), under the laws of all jurisdictions where the property owned, leased or operated by it or the nature of its business requires such qualification, license or admission and where the failure to be so qualified, licensed or admitted would have a Material Adverse Effect. Part 2.1(b) of the Disclosure Schedule accurately sets forth each jurisdiction where Company is qualified, licensed and admitted to do business.

(c)Directors and Officers. Part 2.1(c) of the Disclosure Schedule accurately sets forth: (i) the names of the members of the board of directors of Company; and (ii) the names and titles of the officers of Company.

(d)Subsidiaries. Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other Entity. Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. Company has not agreed nor is it obligated to make any future investment in or capital contribution to any Entity.

(e)No Power of Attorney. Company has not granted to any Person any power of attorney in respect of it or any of its assets.

(f)No Dissolution. Neither Company nor any of its Stockholders or Persons who previously were stockholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of Company or the winding up or cessation of its business or affairs.

2.2Charter Documents. Company has made available to Purchaser accurate and complete copies of its certificate of incorporation and bylaws, including all amendments thereto (the “Charter Documents”) ; and (b) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders, the board of directors and all committees of the board of directors of Company since its formation, which minutes or other records contain a complete summary of all meetings of directors and stockholders, and all actions taken thereat or by written consent, since its formation. All actions taken and all transactions entered into

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

by Company have been duly approved by all necessary action of the board of directors and stockholders of Company as required by the Charter Documents or the laws of the jurisdiction of Company’s formation or incorporation. There has been no violation of any of the provisions of the Charter Documents, and Company has not taken any action that is inconsistent in any material respect with any resolution adopted by Company’s stockholders, board of directors or any committee of the board of directors. The stock records, minute books and other corporate records of Company are accurate and up-to-date and complete in all respects, and have been maintained in accordance with reasonable business practices and all applicable Legal Requirements.

2.3Capitalization.

(a)Outstanding Securities. The authorized capital stock of Company consists entirely of 153,233,795 shares. The total number of shares of Company Common Stock that Company has the authority to issue is 98,526,200, par value $0.0001 per share, of which 25,141,848 shares are issued and outstanding as of the Closing Date. The total number of shares of Company Preferred Stock to Company has the authority to issue is 54,707,595, par value $0.0001 per share, of which 54,707,595 shares are issued and outstanding as of the Closing Date. There are no shares of Company Stock held in Company’s treasury. Company has never declared or paid any dividends on any shares of its capital stock. Schedule A sets forth the names of the Stockholders, the addresses of the Stockholders, and the class and number of shares of Company Stock owned of record by each of the Stockholders. All of the outstanding shares of Company Stock have been duly authorized and validly issued, and are fully paid and non-assessable. None of the outstanding shares of Company Stock are subject to any repurchase option, forfeiture provision, or restriction on transfer (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws) except as set forth on Part 2.3(a) of the Disclosure Schedule.

(b)Stock Options. Except as set forth in Schedule A, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Company.

(c)No Other Securities. Except as set forth in Schedule A there is no: (i) outstanding subscription, option, call, convertible note, warrant or right (whether or not currently exercisable) to acquire any shares of Company Stock or other securities of Company or any derivative of any of the foregoing; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of Company Stock (or cash based on the value of such shares) or other securities of Company or any derivative of any of the foregoing; (iii) Contract under which Company is or may become obligated to sell or otherwise issue any shares of Company Stock or any other securities, including any promise or commitment to grant any securities of Company to an employee of or other service provider to Company; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of Company Stock or other securities of Company.

(d)Legal Issuance. All outstanding shares of Company Stock and all other securities that have ever been issued or granted by Company have been issued and granted in material compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in all applicable Contracts. None of the outstanding shares of Company Stock were issued in

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

violation of any preemptive rights or other rights to subscribe for or purchase securities of Company as required by the Charter Documents or any Legal Requirement.

(e)Repurchased Shares. The Company has not repurchased or redeemed any shares of capital stock of the Company.

2.4Financial Statements and Related Information.

(a)Delivery of Financial Statements. Part 2.4(a) of the Disclosure Schedule contains a true and correct copy of the following unaudited financial statements of Company (collectively the “Financial Statements”): compiled balance sheets as of September 30, 2017, December 31, 2016 and December 31, 2015; and statements of income for the nine months ended September 30, 2017 and for the fiscal year ended December 31, 2016, and seven months ended December 31, 2015.

(b)Fair Presentation. Except as set forth in Part 2.4(b) of the Disclosure Schedule, the Financial Statements are complete and accurate in all material respects and present fairly the financial position of Company as of the respective dates thereof and the results of operations and cash flows of Company for the periods covered thereby.

(c)Internal Controls. The systems of internal accounting controls maintained by Company are sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements that are complete and accurate in all material respects and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d)Accounts Receivable. Part 2.4(d) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable of Company as of the Closing Date. Except as set forth in Part 2.4(d) of the Disclosure Schedule, all existing accounts receivable of Company (including those accounts that have not yet been collected): (i) represent valid obligations of customers of Company arising from bona fide transactions entered into in the ordinary course of business; and (ii) to the Knowledge of Company, are current and will be collected in full, without any counterclaim or set off, when due, net of an allowance for doubtful accounts not to exceed $5,000 in the aggregate.

(e)Prepaid Expenses and Deferred Tax Assets. The Financial Statements and the Estimated Closing Working Capital Statement provides an accurate and complete breakdown of all prepaid expenses and deferred tax assets of Company as of the Closing Date. Except as set forth in Part 2.4(e) of the Disclosure Schedule, all prepaid expenses and deferred tax assets of Company: (i) represent valid prepaid expenses and deferred tax assets of Company arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and will be expended or used in full in the ordinary course of business, without any counterclaim or set off in accordance with applicable Legal Requirements.

(f)Top Customers and Distributors. Part 2.4(f) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, the 20 customers or other Person (including sales representatives, distributors, resellers and channel partners) from which Company received the most revenues in the twelve months ended September 30,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2017. Company has not received any written notice or communication or other information, indicating that any customer or other Person identified in Part 2.4(f) of the Disclosure Schedule may cease dealing with Company or may otherwise reduce the volume of business transacted by such Person with Company below historical levels.

2.5Liabilities.

(a)No Liabilities. Company does not have any Liabilities except for: (i) Liabilities identified as such in the unaudited compiled balance sheet as of September 30, 2017 (the “Balance Sheet”); (ii) Liabilities that have been incurred by Company since September 30, 2017 in the ordinary course of business and consistent with Company’s past practices; (iii) the Liabilities identified in Part 2.5(a) of the Disclosure Schedule. Company has never guaranteed payment or performance of the Liability of any other Person or pledged any of its assets to secure the Liability of another Person.

(b)Accounts Payable and Accrued Liabilities. Part 2.5(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts payable and accrued liabilities of Company as of the Closing Date. Except as set forth in Part 2.5(b) of the Disclosure Schedule, all existing accounts payable and accrued liabilities of Company represent valid obligations of Company arising from bona fide transactions entered into in the ordinary course of business.

(c)Top Suppliers. Part 2.5(c) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each of the 20 largest (by amounts paid) suppliers in the twelve months ended September 30, 2017. None of such suppliers or other Person has notified Company in writing that it has terminated or intends to terminate or materially amend its Contract with Company (other than expirations, terminations or reductions in the ordinary course of business).

(d)No “Off-Balance Sheet” Arrangements. Company has never effected or otherwise been involved in any “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended). Without limiting the generality of the foregoing, Company has never guaranteed any debt or other obligation of any other Person.

2.6Absence of Changes. Except as set forth in Part 2.6 of the Disclosure Schedules, since September 30, 2017:

(a)there has not occurred any Material Adverse Effect;

(b)there has not been any material loss, damage or destruction to, or any interruption in the use of, any of Company’s assets (whether or not covered by insurance);

(c)Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock or other securities, and Company has not repurchased, redeemed or otherwise reacquired any of its shares of capital stock or other securities, other than from former employees, directors and consultants pursuant to restricted stock purchase agreements or stock option agreements providing for the repurchase of such securities in connection with their termination of service to Company;

(d)Company has not sold, issued, granted or authorized the sale, issuance or grant of: (i) any capital stock or other security or derivative thereof; (ii) any option, call, warrant or right to

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

acquire any capital stock or other security or any derivative of any of the foregoing; or (iii) any instrument convertible into or exchangeable for any capital stock (or cash based on the value of such capital stock) or other security;

(e)Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any restricted stock or restricted stock unit agreement;

(f)there has been no amendment to any of the Charter Documents, and Company has not effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g)Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company, exceeds $20,000;

(h)Company has not amended or prematurely terminated, or waived any material right or remedy under any Contract that is or would constitute a Listed Contract (as defined in Section 2.11);

(i)Company has not: (i) acquired, leased or licensed any right or other asset from any other Person: (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person; or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices of the Company;

(j)Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $5,000 with respect to a single matter, or in excess of $20,000 in the aggregate;

(k)Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for Permitted Liens and pledges of immaterial assets made in the ordinary course of business and consistent with Company’s past practices;

(l)Company has not: (i) lent money to any Person (other than pursuant to routine and reasonable travel advances made to current employees of Company in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money;

(m)Company has not: (i) established or adopted any new Company Employee Plan and, except as otherwise required by applicable law or in connection with an annual renewal, amended any Company Employee Plan to increase benefits; (ii) made (or promised to make) any bonus, profit-sharing or similar payment to, or increased (or promised to increase) the amount of wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to, any of its directors, officers or employees other than normal recurring increases or bonuses made in the ordinary course of business and consistent with past practice or as otherwise required by the terms of a Company Employee Plan or Company Employee Agreement; or (iii) other than with respect to non-officer employees and in the ordinary course of business and consistent with past practices, hired any new employee;

(n)Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Balance Sheet or have been incurred by it since September 30, 2017 in the ordinary course of business and consistent with past practices, and (ii) have been discharged or paid in the ordinary course of business and consistent with past practices;

(o)Company has not changed any of its methods of accounting or accounting practices in any material respect;

(p)Company has not made or changed any Tax election, adopted or changed an accounting method in respect of Taxes, entered into a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, (other than a lease or customer agreement entered into in the ordinary course of the Company’s business, the principal purpose of which does not relate to Taxes (an “Ordinary Commercial Agreement”)), amended any Tax Return, settled or comprised a claim, notice, audit report or assessment in respect of Taxes, or consented to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of Taxes;

(q)Company has not commenced or settled any Legal Proceeding; and

(r)Company has not agreed or committed to take any of the actions referred to in clauses “(c)” through “(q)” above.

2.7Title to Assets.

(a)Good Title. Except as otherwise provided in Part 2.7(a) of the Disclosure Schedule, Company owns, and has good and valid title to, all tangible personal property purported to be owned by it, including: (i) all tangible personal property reflected on the Financial Statements; and (ii) all other tangible personal property reflected in the books and records of Company as being owned by Company. All of said assets are owned by Company free and clear of any liens or other Encumbrances, except for Permitted Liens. The assets owned by Company are all of the assets necessary for Company to conduct its business as currently conducted.

(b)Leased Assets. Part 2.7(b) of the Disclosure Schedule identifies all assets that are being leased to Company.

2.8Bank Accounts. Part 2.8 of the Disclosure Schedule provides the following information with respect to each account maintained by or for the benefit of Company at any bank or other financial institution: (a) the name of the bank or other financial institution at which such account is maintained; (b) the account number; (c) the type and primary use of account; and (d) the names of all Persons who are authorized to sign checks or other documents with respect to such account and the type of access each such signer holds (administrative, view, transactional, etc.); and (e) the approximate amount held in such account as of the date of this Agreement. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of Company.

2.9Equipment; Real Property.

(a)Equipment. All material items of equipment, fixtures and other tangible assets owned by or leased to Company are reasonably adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are reasonably adequate for the conduct of Company’s business in the manner in which it is currently being conducted.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)Real Property. Company does not own any real property. Part 2.9(b) of the Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). Company has made available to Purchaser a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in Part 2.9(b) of the Disclosure Schedule, with respect to each of the Leases: (i) the transactions contemplated by this Agreement do not require the consent of any other party to such Lease (except for those Leases for which Lease Consents are obtained), will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable by Company in accordance with its terms and in full force and effect on identical terms following the Merger I Effective Time; (ii) there are no disputes with respect to such Lease; (iii) none of Company or to Company’s Knowledge any other party to the Lease is in breach of or default under such Lease, and to Company’s Knowledge no event has occurred or circumstance exists with respect to any other party to the Lease that, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (iv) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach of or default under such Lease that has not been redeposited in full; (v) the other lessor party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in, Company; (vi) Company has not subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof; (vii) Company has not collaterally assigned or granted any other Encumbrance in such Lease or any interest therein; and (viii) there are no Encumbrances on the estate or interest created by such Lease.

2.10Intellectual Property

(a)Products. Part 2.10(a) of the Disclosure Schedule accurately lists each Company Product or Company Software currently being or that at any time in the past has been developed, manufactured, supported, marketed, distributed, licensed, sold or made available by Company to the extent such Company Product or Company Software is still in being distributed, licensed or supported by Company.

(b)Registered IP. Part 2.10(b) of the Disclosure Schedule accurately lists: each item of Registered IP in which Company has or purports to have an ownership interest (whether exclusively or jointly with another Person), in each case listing: (i) the name of the applicant/registrant, inventor/author and current owner; (ii) the jurisdiction in which such item of Registered IP has been registered or filed; (iii) the applicable registration or serial number; (iv) the filing date, and issuance/registration/grant date; and (v) a status thereof. Company has delivered to Purchaser complete and accurate copies of all applications for such item of Registered IP.

(c)Inbound Licenses. Part 2.10(c)2.10(b) of the Disclosure Schedule accurately lists: (i) each Contract pursuant to which any Intellectual Property Right that is currently used in any Company Product or Company Software has been licensed, sold, assigned or otherwise conveyed or provided to Company and (ii) whether the licenses or rights granted to Company in each such Contract are exclusive or non-exclusive (such Contracts collectively, “Company In-Licenses”).

(d)Outbound Licenses. Part 2.10(d) of the Disclosure Schedule accurately lists each Contract, other than pursuant to Company’s standard form of customer contract described in clause “(i)” or “(ii)” of Section 2.10(f) of this Agreement, pursuant to which any Person has since January 1, 2012,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

been granted by Company any license under, or otherwise has received or acquired any right (whether or not currently exercisable and including a right to receive a license) or interest in, any Company IP or pursuant to which any Person has been granted access to any Company Product or Company Software (such Contracts, “Company Out-Licenses”); provided, however, Part 2.10(c) of the Disclosure Schedule need not list (i) confidentiality agreements obtained from Company’s employees, and (ii) confidentiality or non-disclosure agreements from prospective customers which did not result in any sale or license of a Company Product or Company Software. Company has the exclusive right to bring infringement actions with respect to Company IP. Except as listed in Part 2.10(c) Company is not bound by, and no Company IP is subject to, any Company IP Contract containing any covenant or other provision that in any way limits or restricts the ability of Company to use, exploit, license, transfer, assert or enforce any Company IP anywhere in the world. Except as listed in Part 2.10(c) of the Disclosure Schedule, in each Company IP Contract pursuant to which the counterparty to such Company IP Contract has been permitted to provide, distribute, disclose or transfer to any third party any Company IP (including without limitation Company’s confidential information), Company has required such counterparty to require such third party to protect and use such Company IP in a manner at least as restrictive as the terms of such Company IP Contract.

(e)Royalty Obligations. Company is not obligated to pay royalties, fees, commissions and other similar payments (other than (i) sales commissions paid to employees according to Company’s standard commission plan, (ii) license and maintenance fees for third-party products which are not distributed as part of the Company Products) for the use or exploitation of any Technology or Intellectual Property Rights incorporated into or used in the development, testing, distribution, provision, maintenance or support of, any Company Product.

(f)Standard Form IP Agreements. Company has made available to Purchaser a complete and accurate copy of each standard form of Company IP Contract used by Company at any time, including, as applicable, each standard form of: (i) end user license agreement; (ii) software license, software-as-a-service (SaaS) or cloud-based services agreement, (iii) development agreement; (iv) employee agreement containing any assignment or license of Technology or Intellectual Property Rights or any confidentiality provision; (v) maintenance agreement; (vi) consulting or independent contractor agreement containing any assignment or license of Technology or Intellectual Property Rights or any confidentiality provision; or (vii) confidentiality or nondisclosure agreement. Part 2.10(f) of the Disclosure Schedule accurately identifies each Company IP Contract that deviates in any material respect from the corresponding standard form agreements delivered to Purchaser, including any agreement between Company and an employee, consultant or independent contractor in which the employee, consultant or independent contractor expressly reserved or retained any Intellectual Property Rights related to Company’s business, research or development and any Company IP Contract under which Company may be subject to potential liability in excess of $100,000 (including but not limited to any agreement without a cap on Company’s liability). Every Company Product that has been distributed or made available by or on behalf of Company, has been so distributed or made available under a legally enforceable license agreement in the form of Company’s standard form of end user license agreement that has been provided to Purchaser.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(g)Ownership Free and Clear. Company exclusively owns all right, title and interest to and in the Company IP (other than Intellectual Property Rights licensed to Company pursuant to non-exclusive licenses, as identified in Part 2.10(c) of the Disclosure Schedule), including all software and documentation included and bundled with the Company Products, free and clear of any Encumbrances (other than Permitted Liens and nonexclusive licenses granted pursuant to the Contracts listed in Part 2.10(c) of the Disclosure Schedule or otherwise not required to be so listed under the provisions of this Agreement). Without limiting the generality of the foregoing:

(i)all documents and instruments necessary to establish, perfect and maintain the rights of Company in the Company IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body, except as set forth on Part 2.10(g)(i) of the Disclosure Schedule;

(ii)except as set forth on Part 2.10(g)(ii) of the Disclosure Schedule, each Person (including each Company Employee) who was or is involved in the creation or development of any Company IP, (including without limitation any localization, customization, translation, or other modifications to any Company Product or any Company IP) on behalf of Company, has signed a written, valid and enforceable Contract containing: (1) an irrevocable, complete and unrestricted assignment of his or her Intellectual Property Rights pertaining to such Company IP to Company, and (2) confidentiality provisions protecting Company’s confidential information, including the Company IP;

(iii)no funding, facilities or personnel of any Governmental Body or college, university or other education institution were used, directly or indirectly, to develop or create, in whole or in part, any Company Product or Company IP, except as set forth on Part 2.10(g)(iii) of the Disclosure Schedule;

(iv)except as set forth on Part 2.10(g)(iv) of the Disclosure Schedules, Company has taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary and confidential information of Company and there has been no unauthorized disclosures or other confidentiality breaches of any such information; and

(v)except as set forth on Part 2.10(g)(v) of the Disclosure Schedule, Company owns or otherwise has licenses or other permissions to use, and immediately after the Merger II Effective Time, Merger II Surviving Company will have such licenses or other permissions from the licensors (whose ownership rights, to Company’s Knowledge, are valid) to use, all Intellectual Property Rights in the same manner currently used and sufficient to conduct the business of Company as currently conducted.

(h)Valid and Enforceable. All Company IP is valid, subsisting and enforceable. Without limiting the generality of the foregoing:

(i)To Company’s Knowledge, no trademark or trade name owned or applied for by Company conflicts or interferes with any trademark or trade name owned or applied for by any other Person;

(ii)Part 2.10(h)(ii) of the Disclosure Schedule accurately lists each action, filing, and payment that to Company’s Knowledge must be taken or made on or before the date that is 120 days after the date of Closing Date in order to maintain such item of Company IP that is Registered IP in full force and effect;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii)No interference, opposition, reissue, reexamination or other Legal Proceeding is pending or to Company’s Knowledge threatened, in which the scope, validity or enforceability of any Company IP is being contested or challenged. To Company’s Knowledge, there is no basis for a claim that any Company IP is invalid or unenforceable;

(iv)Company has no Knowledge of any information, materials, or existing facts or circumstances that would render any Company IP that is Registered IP invalid or unenforceable, or would materially and adversely affect any pending application for any such Registered IP; and

(v)Company is not subject to any order, writ, injunction, judgment or decree of any Governmental Body that restricts or impairs the use, transfer or licensing of any Company IP or other Intellectual Property Rights used by Company.

(i)No Third-Party Infringement of Company IP. To Company’s Knowledge, (i) no Person has infringed, misappropriated or otherwise violated, and (ii) no Person is currently infringing, misappropriating or otherwise violating, any Company IP. Part 2.10(i) of the Disclosure Schedule accurately identifies (and Company has delivered to Purchaser a complete and accurate copy of) each material letter or other written or electronic communication or correspondence that has been sent by or to Company or any representative of Company regarding any actual, alleged or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

(j)Effects of This Transaction. Neither the execution, delivery or performance by Company of this Agreement or any other Transactional Agreements referred to in this Agreement to which Company is a party nor the consummation of the Mergers by Company will, with our without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Company IP or any other Technology or Intellectual Property Rights incorporated into or used in the development, testing, distribution, provision, maintenance or support of any Company Product, (ii) a breach of or default under any Company IP Contract or other Contract relating to any Technology or Intellectual Property Rights incorporated into or used in the development, testing, marketing, distribution, provision, maintenance or support of any Company Product; (iii) a payment or increased royalty or an obligation to offer any discount or be bound by any “most favored pricing” terms under any Company IP Contract or other Contract relating to any Technology or Intellectual Property Rights incorporated into or used in the development, testing, marketing, distribution, provision, maintenance or support of any Company Product; (iv) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; (v) any right of termination or cancellation under any Company IP Contract; or (vi) the grant, assignment or transfer to any other Person of any license or other right or interest in, under, or with respect to, either any of the Company IP or any other Technology or the Intellectual Property Rights of Purchaser. Except as set forth in Part 2.10(j) of the Disclosure Schedule, following the Closing, all Company IP will be fully transferable, alienable or licensable by the Company without restriction and without payment of any kind to any third party.

(k)No Infringement of Third-Party IP Rights. Company has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated or made unlawful use of any Intellectual Property Right of any other Person in respect to the Company IP provided, that with respect to any Intellectual Property Right identified in the Company In-Licenses, patents and trademarks only, the foregoing representation is made to Company’s Knowledge. The operation of the business of Company as currently conducted, including the use, development, marketing,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

distribution, provision, maintenance, and support of any Company Product by Company does not infringe, violate or make unlawful use of any Intellectual Property Right of, or contain any Technology or Intellectual Property Right misappropriated from, any other Person, provided, that with respect to any Intellectual Property Right identified in the Company In-Licenses, patents and trademarks only, the foregoing representation is made to Company’s Knowledge. Without limiting the generality of the foregoing and except as described in Part 2.10(k) of the Disclosure Schedule:

(i)no infringement, misappropriation or similar claim or Legal Proceeding is pending or, to Company’s Knowledge, has been threatened against Company;

(ii)Company has never received any written notice or to Company’s Knowledge, oral notice relating to any actual, alleged or suspected infringement, misappropriation or violation by Company, any Company Employee or agents of Company of any Intellectual Property Rights of another Person, including any letter or other communication suggesting or offering that Company obtain a license to any Intellectual Property Right of another Person since inception; and

(iii)Company is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation or similar claim (other than indemnification provisions in Company’s standard forms of Company IP Contracts made available to Purchaser as required under Section 2.10(f)).

(iv)Company owns or has sufficient rights to or permissions with respect to all Intellectual Property Rights which constitute Company IP, and to Company’s Knowledge, all Intellectual Property Rights and Technology which are otherwise, used in, necessary for, and that would otherwise be infringed by, the conduct of the business of Company as currently conducted.

(l)No Harmful Code. None of the Company Software which constitutes Company IP intentionally includes any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to perform any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any unauthorized manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent or command.

(m)Source Code. Except as disclosed in Part 2.10(m) of the Disclosure Schedule, no Source Code for any Company Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of Company. Except as described in Part 2.10(m) Company does not have any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the Source Code or any Company Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to, result in the delivery, license or disclosure of the Source Code for any Company Software to any other Person.

(n)Use of Open Source Code. Part 2.10(n) of the Disclosure Schedule accurately identifies: (i) Open Source Code application that is contained in, distributed or made available with or used in the development of the Company Software or from which any part of any Company Software is derived; (ii) the applicable license for each such item of Open Source Code; (iii) the applicable repository

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

for each such item of Open Source Code; and (iv) the “module name” for each such item of Open Source Code. No Company Software contains, is derived from, is or has been distributed or made available with or is being or was developed using Open Source Code in a manner that as a condition if such use: (i) imposes a requirement or condition that any Company Software or part thereof: (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making modifications or derivative works; or (C) be redistributable at no charge; or (ii) otherwise impose or could impose any other material limitation, restriction, or condition on the right or ability of Company to use, distribute or make available any Company Product or Company Software. Except as described in Part 2.10(n) of the Disclosure Schedule, Company has not, used, distributed or otherwise exploited any Open Source Code in breach or violation of any license with respect to such Open Source Code.

(o)Privacy Policies. Part 2.10(o) of the Disclosure Schedule contains each Company Privacy Policy and identifies, with respect to each Company Privacy Policy: (i) the period of time during which such privacy policy was or has been in effect; (ii) whether the terms of a later Company Privacy Policy apply to the data or information collected under such privacy policy; and (iii) if applicable, the mechanism (such as opt-in, opt-out or notice only) used to apply a later Company Privacy Policy to data or information previously collected under such privacy policy. Company has complied at all times and in all material respects with all of the Company Privacy Policies, applicable to such times, any third-party privacy policies applicable to Company, and with all applicable Legal Requirements pertaining to privacy, data security, User Data or Personal Data. Except as described in Part 2.10(o) of the Disclosure Schedule, Company has had at all times the right to receive, collect, retain, disclose, store, transfer, dispose or otherwise use (collectively, “Use”) the User Data and Personal Data received by Company, and Company at all times has required all applicable Persons to obtain the right for Company to Use the User Data in accordance with the most current Company Privacy Policy. Neither the execution, delivery or performance of this Agreement or any of the other Transactional Agreements referred to in this Agreement nor the consummation of any of the transactions contemplated by this Agreement or any such other agreements, nor Purchaser’s indirect possession of the User Data, Personal Data or any data or information in the Company Databases, constitutes a violation of any Company Privacy Policy or any Legal Requirement pertaining to privacy, data security, User Data or Personal Data. No claim is pending or has been since inception been to Company’s Knowledge, threatened against Company alleging a violation of any Person’s rights under any Company Privacy Policy or otherwise pertaining to privacy, data security, User Data or Personal Data.

(p)Personal Data. Part 2.10(p) of the Disclosure Schedule identifies and describes each distinct electronic or other database containing (in whole or in part) Personal Data and User Data maintained by or for Company (the “Company Databases”), the types of Personal Data and User Data in each such database, the means by which the Personal Data was collected, the security policies that have been adopted and maintained with respect to each such database, and the reports, audits, investigations, administrative proceedings in regard to violations of Legal Requirements pertaining to privacy, data security, User Data or Personal Data, as well as a list of incidents of data security breaches falling under and/or as to be reported in accordance with Legal Requirements. No breach or violation of any such security policy has occurred, and there has been no unauthorized or illegal Use, modification or disclosure of or access to any of the data or information in any of the Company Databases or any other Personal Data or User Data collected by Company. Company has at all times taken the commercially reasonable steps (including without limitation implementing and monitoring compliance with adequate measures with respect to digital, technical and physical security) intended to ensure that all Personal Data, User Data and Company Databases are protected against loss and against unauthorized or illegal Use, modification, disclosure or access.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(q)No Unfair Competition. Neither the operation of the business of Company nor the use, provision, support, reproduction, making, distribution, provision, marketing, sale, license or display of the Company Products, did, or do constitute unfair competition or trade practices under the laws of any jurisdiction (nor does Company have Knowledge of any basis therefor).

2.11Contracts.

(a)List of Contracts. Part 2.11(a) of the Disclosure Schedule accurately lists:

(i)(A) each Company Contract relating to the employment of, or the performance of services by, any Company Employee that provides for annual, aggregate compensation in excess of $100,000 per year or has a nonstandard provision; (B) any Company Contract pursuant to which Company will as a result of the consummation of the transactions under this Agreement become obligated to make any Change of Control Payment or other severance, termination or similar payment to any Company Employee; and (C) any Company Contract pursuant to which Company is or will, as a result of the consummation of the transactions under this Agreement, become obligated to make any bonus or similar payment (other than payment in respect of salary) to any Company Employee;

(ii)each Company Contract which provides for indemnification of any officer, director, employee or agent of Company (other than a Company Employee Plan);

(iii)each Company Contract relating to the voting and any other rights or obligations of a stockholder of the Company;

(iv)each Company Contract relating to any merger, consolidation, reorganization or any similar transaction with respect to the Company;

(v)each Company Contract, not already disclosed and covered by Section 2.10, relating to the acquisition, transfer, development or sharing of any Intellectual Property Right currently used or held for use in the business (including any joint development agreement, technical collaboration agreement or similar agreement entered into by Company, but excluding any Company Contract not required to be listed under the provisions of Section 2.10 of this Agreement as a result of exclusions, minimum dollar limitations etc.);

(vi)each Company Contract relating to the license of Technology or Intellectual Property Right to or from Company, including any Company In-Licenses and Company Out-Licenses but excluding any Company Contract not required to be listed under the provisions of Section 2.10 of this Agreement as a result of exclusions, minimum dollar limitations etc.);

(vii)each Company Contract, not already disclosed and covered by Section 2.10, relating to the hosting, operation or maintenance of any Company Product or Company Software;

(viii)each Company Contract relating to the acquisition, sale, spin-off or outsourcing of any business unit or operation of Company;

(ix)each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(x)each Company Contract imposing any restriction on Company: (A) to compete with any other Person; or (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person; or (C) to develop, distribute or make available any Technology or Intellectual Property Rights;

(xi)each Company Contract: (A) granting exclusive rights to license, market, sell, support, make available or deliver any Company Product; or (B) otherwise contemplating an exclusive relationship between Company and any other Person;

(xii)each Company Contract that includes a “most favored customer” or similar clause by Company to any other Person;

(xiii)each Company Contract creating or involving any agency relationship, sales representative, channel partner, distribution or reseller arrangement or franchise relationship with any other Person;

(xiv)each Company Contract requiring future development of Company Software by Company;

(xv)each Company Contract regarding the acquisition, issuance or transfer of any securities and each Company Contract relating to any securities of the Company including any restricted share agreements or securities escrow agreements;

(xvi)each Company Contract (other than a Company Employee Plan) involving any loan, guaranty, pledge, performance or completion bond or surety arrangement by Company to any other Person;

(xvii)any Company Contract (A) imposing any confidentiality obligation on Company or on any other Person (other than routine nondisclosure agreements entered into by Company in the ordinary course of business), (B) containing “standstill” or similar provisions, or (C) providing any right of first negotiation, right of first refusal or similar right to any Person;

(xviii)any Company Contract under which any of the transactions contemplated in this Agreement would trigger more favorable terms for any other Person with respect to price or any extension of the term of the Company Contract;

(xix)each Company Contract relating to the purchase or sale of any asset by or to, or the performance of any services by or for, any Related Party;

(xx)each Company Contract relating to any liquidation or dissolution of the Company;

(xxi)any Company Contract that involves: (A) the payment or delivery of cash or other consideration by Company in an amount or having a value in excess of $10,000 annually; or (B) the performance of services having a value in excess of $10,000 annually;

(xxii)all material Contracts with any Governmental Body, except for customer Contracts; and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(xxiii)any other Company Contract entered into outside of Company’s business of providing software and related services in the ordinary course generally consistent with Company’s past practice.

Contracts in the respective categories described in clauses “(i)” through “(xxiii)” above and all Contracts identified, or required to be identified, in Part 2.9(b), 2.10(b), 2.10(c) or 2.10(e) of the Disclosure Schedule are referred to in this Agreement as the “Listed Contracts.”

(b)Delivery of Contracts. Company has made available to Purchaser accurate and complete copies of all written Listed Contracts, including all amendments thereto. Each Listed Contract is valid and in full force and effect, and is enforceable by Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)No Breach. Company has not materially violated or breached, or committed any default under, any material term or provision of any Listed Contract (including without limitation with respect to any obligation by Company to include certain provisions or otherwise pass-through certain terms in any of the Listed Contracts), which remains uncured, and to Company’s Knowledge no other Person has violated or breached, or committed any default under, any material term or provision of any Listed Contract which remains uncured.

2.12Compliance with Legal Requirements. Company is, and has been in the last three (3) years, in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of its assets. To Company’s Knowledge, Company has not received any written or oral notice or other communication from any Person regarding any actual, alleged, possible or potential violation of, or failure by Company to comply with, any Legal Requirement.

2.13Tax Matters. Except as set forth in Part 2.13 of the Disclosure Schedule:

(a)Tax Returns and Payments. All Tax Returns required to be filed by or on behalf of Company on or before the Closing Date (the “Company Returns”) have been timely and properly filed and are true, accurate and complete and were prepared in compliance with all applicable Legal Requirements. All Taxes of Company that are due and payable have been timely and properly paid (whether or not shown on a Company Return). Company has made available to Purchaser accurate and complete copies of all Company Returns filed at any time, to the Closing Date, along with all examination reports and statements of deficiencies assessed against or agreed to by Company with respect to any Tax Returns of Company at any time. Part 2.13 of the Disclosure Schedule lists each jurisdiction in which the Company has filed a Tax Return. Company has not received written notice from a Governmental Body with respect to a claim in a jurisdiction where Company does not file Tax Returns that Company is or may be subject to taxation by that jurisdiction.

(b)Audits; Claims. No Company Tax Return has ever been examined or audited by any Governmental Body. Company has not received from any Governmental Body any: (i) notice indicating an intent to open an audit or other review of any Company Returns; (ii) request for information related to Tax matters of Company; or (iii) notice of deficiency or proposed Tax adjustment of any Company Returns that have not been resolved or paid. No extension or waiver of the limitation period applicable to any Tax Returns has been granted by Company to any Governmental Body or requested by a Governmental Body from Company, in each case, that will remain in effect after the Closing Date.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Company has not received any notice from a Governmental Body that a claim or Legal Proceeding is pending or threatened against Company by such Governmental Body in respect of any Tax. There are no Encumbrances for Taxes upon any of the assets of Company (except Encumbrances for current Taxes not yet due and payable in the ordinary course of business or that may thereafter be paid without penalty).

(c)Parachute Payments. Except as set forth on Part 2.13(c), Company is not a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provisions of state, local or foreign Tax Legal Requirements).

(d)Closing Agreements; Etc. Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion there) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Legal Requirements) executed on or prior to the Closing Date, (iii) intercompany transactions occurring at or prior to the Closing Date or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Legal Requirements) with respect to a transaction occurring on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) election under Section 108(i) of the Code made on or prior to the Closing Date, or (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date. Company is not a party to or bound by any Tax allocation, Tax indemnification, Tax sharing or similar agreement other than a lease or customer agreement entered into in the ordinary course of Company’s business, the principal purpose of which does not relate to Taxes. Company has never been a member of an affiliated group. Company is, and has been at all relevant times, in substantial compliance with all applicable transfer pricing laws and regulations, and has maintained all material documentation required (under Section 482 of the Code and any other applicable federal, state, local or foreign Legal Requirements), if any, for all transfer pricing arrangements.

(e)Company Stock. Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. Company is not currently, and has not been, a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code within the period described in Section 897(c)(1)(A)(ii). No Company Stock is a “covered security” within the meaning of Section 6045(g) of the Code, nor is there any Company Stock that was issued in connection with the performance of services and subject to vesting for which a valid and timely election was not filed pursuant to Section 83(b) of the Code. The Company does not have any direct or indirect interest in any trust, partnership, corporation, limited liability company, or other business entity for U.S. federal income Tax purposes.

(f)Tax Classification. Company has been validly classified as a C corporation for U.S. federal income Tax purposes and for applicable state and local income Tax purposes at all times since formation.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(g)Adjustment in Taxable Income. Company is not currently, nor for any period for which a Tax Return has not been filed will be, required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state, local or foreign Tax Legal Requirements) as a result of transactions, events or accounting methods employed prior to the Closing.

(h)Penalties. Company has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Legal Requirements).

(i)Tax Shelter and Listed Transactions. Company has not consummated or participated in, nor is it currently participating in, any transaction which was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. Company has not participated in, and is not currently participating in, a “Listed Transaction” or “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign Legal Requirements.

(j)Transferee or Successor Tax Liability. Company has no Liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Legal Requirements) as a transferee or successor, by Contract or otherwise (other than, for the avoidance of doubt, pursuant to Ordinary Commercial Agreements).

(k)Dual Consolidated Loss. Company has not incurred a dual consolidated loss within the meaning of Section 1503 of the Code.

(l)Foreign Tax. Company is not subject to Tax in any jurisdiction other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment or any other place of business in such jurisdiction. Company has in its possession official foreign government receipts for any Taxes paid by it to any foreign Tax authorities.

(m)Tax Holidays and Incentives. Company has provided to Purchaser all documentation relating to any applicable Tax holidays or incentives. Company is in compliance with the requirements for any applicable Tax holidays or incentives and none of the Tax holidays or incentives will be reduced or terminated by the transactions contemplated in this Agreement.

(n)Withholding. Company has complied with all applicable Legal Requirements relating to the payment, reporting and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign Legal Requirements), has, within the time and in the manner prescribed by law, withheld from employee wages or consulting compensation and timely paid over to the proper Governmental Bodies (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all applicable Legal Requirements, including federal and state income Taxes (or similar Taxes under any foreign Legal Requirements), Federal Insurance Contribution Act, Medicare, relevant state or local income and employment Tax withholding Legal Requirements, and has timely filed all withholding Tax Returns, for all periods.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(o)Unpaid Taxes. The unpaid Taxes of Company (i) did not, as of December 31, 2016, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company in filing its Tax Returns. Since December 31, 2016 Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice other than Taxes incurred in connection with transactions contemplated by this Agreement.

(p)409A Compliance. Each Company Employee Plan or Company Employee Agreement which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code complies in all material respects with Section 409A of the Code and the regulations and other guidance promulgated thereunder. No Company Employee Plan or Company Employee Agreement provides for a gross up of Taxes imposed by Section 409A of the Code.

2.14Employee and Labor Matters; Benefit Plans

(a)Employee List. Part 2.14(a) of the Disclosure Schedule contains an accurate and complete list of all Company Employees currently employed or engaged as of November 21, 2017, and correctly reflects: (i) names; (ii) their dates of employment or engagement; (iii) their positions; (iv) whether the Company Employee is an employee or independent contractor; (v) their salaries or other form of payment for services rendered (annual salary or rate as of the Closing Date); (vi) any other compensation payable to them (including housing allowances, compensation payable pursuant to bonus, deferred compensation or commission arrangements or other compensation); (vii) each Company Employee Plan in which they participate or are eligible to participate and benefits of any type not covered by the Company Employee Plan or Company Employee Agreement; (viii) any promises or commitments made to them with respect to material changes or additions to their compensation, benefits, or other terms and conditions of employment; and (ix) effective as of November 21, 2017 any accrued but unpaid vacation balances.

(b)Leave of Absence. Except as set forth in Part 2.14(b) of the Disclosure Schedule, there is no current Company Employee who is not fully available to perform work because of disability or other extended leave of absence.

(c)At-Will Employment. Except as set forth in Part 2.14(c) of the Disclosure Schedule, the employment of each of the current Company Employees is terminable by Company at will. Company has delivered to Purchaser accurate and complete copies of all employment agreements, form offer letters, the most current employee manuals and handbooks, and current policy statements relating to the employment of the Company Employees.

(d)Employee Plans and Agreements. Part 2.14(d) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Company Employee Agreement as of the date of this Agreement. Company does not intend nor has it committed to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Purchaser in writing or as required by this Agreement).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e)No Defaults. Company has performed all material obligations required to be performed by it under each Company Employee Plan and is not in default or violation of, and, to Company’s Knowledge, no other party is in default or violation of, the terms of any Company Employee Plan in each case, in any material respect. Each of the Company Employee Plans has been operated and administered in all material respects in accordance with its terms and applicable Legal Requirements. All contributions to, and material payments from, any Company Employee Plan, which may have been required to be made in accordance with the terms of such Company Employee Plan or applicable Legal Requirements, that are due have been made or paid, and all contributions for any period ending on or before the Closing Date which are not yet due, but will be paid on or prior to the Closing Date, are reflected as an accrued liability on the Balance Sheet. Subject to applicable law and to Company’s statutory and contractual obligations to pay earned and vested benefits or provide notice, each Company Employee Plan can be amended, terminated or otherwise discontinued after the date of this Agreement in accordance with its terms and upon reasonable advanced notice, without material liability to Company or Purchaser (other than ordinary administration expenses or short term trading fees). There are no audits, written inquiries or Legal Proceedings pending or, to the Company’s Knowledge, threatened by any Governmental Body with respect to any Company Employee Plan.

(f)No Conflict. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger, will or may (either alone or upon the occurrence of any additional or subsequent events): (i) constitute an event under any Company Employee Plan, Company Employee Agreement that will or may result (either alone or in connection with any other circumstance or event) in any payment that is not currently funded (whether of severance pay or otherwise) other than the right of a participant of a Company Employee Plan to elect to commence receiving benefits under a Company Employee Plan as a result of no longer being an employee of Company, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or accelerate the obligation to fund benefits with respect to any Company Employee; or (ii) create or otherwise result in any material Liability with respect to any Company Employee Plan.

(g)Compliance. Company: (i) is in compliance in all material respects with all applicable Legal Requirements, Contracts, its own policies, and orders, rulings, decrees, judgments or arbitration awards of any arbitrator or any court or other Governmental Body and the terms of its policies respecting employment or termination of employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest period, wages (including overtime wages), compensation, hours of work or other labor-related matters, including Legal Requirements relating to discrimination, wages and hours, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration, wrongful discharge or violation of the personal rights of Company Employees or prospective employees; (ii) is withholding and reporting all amounts required by any Legal Requirement to be withheld and reported with respect to wages, salaries and other payments to any Company Employee; (iii) has no material Liability for any arrears of wages, notice or severance pay, or any Taxes or any penalty for failure to comply with any of the foregoing; (iv) has no material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Employee (other than routine payments to be made in the normal course of business and consistent with past practice); (v) has paid in full all contributions, fees, premiums or charges due and owing to or in respect of any Company Employee Plan for periods on or before the Closing Date; and (vi) has not engaged in a transaction in connection which the Company or any ERISA Affiliate could be expected to become subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Code Section 4975 or 4976.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h)Labor Relations. Except as set forth in Part 2.14(g) of the Disclosure Schedule, there are no pending or to Company’s Knowledge, threatened claims or Legal Proceedings against Company under any workers’ compensation policy or long-term disability policy. Company is not, and during the past three years has not been, bound by or a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any Company Employees and there are no labor organizations representing, purporting to represent or seeking to represent any current Company Employees. There is no union, works council, employee representative or other labor organization, which, pursuant to applicable Legal Requirements, must be notified, consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement. Company is not engaged in any Unfair Labor Practice (as defined in the National Labor Relations Act) of any nature.

(i)ERISA. Each Company Employee Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is maintained under a prototype or volume submitter plan and with respect to which Company is entitled to rely upon a favorable opinion or advisory letter issued by the Internal Revenue Service. To Company’s Knowledge, there is no circumstance that will result in the revocation of such favorable determination letter, opinion letter or advisory letter. No Company Employee Plan is currently under audit or examination by the Internal Revenue Service or the Department of Labor. No Company Employee Plan is a plan subject to Title IV of ERISA or Section 412 of the Code. No Company Employee Plan is a multiple employer plan or a multiemployer plan under Section 413(c) or 414(f) of the Code.

(j)Claims Against Plans. There are no pending or, to Company’s Knowledge, threatened or reasonably anticipated claims or Legal Proceedings against any of the Company Employee Plans, the assets of any of the Company Employee Plans or Company with respect to the operation of such Company Employee Plans (other than routine, uncontested benefit claims) or asserting any rights or claims to benefits under such Company Employee Plan, and to the Knowledge of Company, there are no facts or circumstances that could form the basis for any such claims or Legal Proceedings. The Company has never had any temporary or leased employees that were not treated and accounted for in all respects as employees of the Company.

(k)No Misclassified Employees. No current independent contractor of Company, or independent contractor of the Company during the past three years, is or was actually an employee as a matter of law at the time such Person was treated as an independent contractor. No independent contractor is eligible to participate in any Company Employee Plan.

(l)Labor-Related Claims. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of Company, threatened relating to any employment Contract, compensation, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy, long-term disability policy, safety, retaliation, immigration or discrimination matter involving any Company Employee, including charges of Unfair Labor Practices or harassment complaints.

2.15Environmental Matters. To Company’s Knowledge, Company is in compliance in all material respects with all applicable Environmental Laws.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.16Insurance. Part 2.16 of the Disclosure Schedule identifies each insurance policy maintained by, at the expense of or for the benefit of Company as of the Closing Date and identifies any material claims made thereunder as of the Closing Date. Company has made available to Purchaser accurate and complete copies of the insurance policies identified on Part 2.16 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.16 of the Disclosure Schedule is in full force and effect. Company has not received any notice or other communication from an insurance company regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal of any coverage or rejection of any claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.

2.17Related Party Transactions. Except as set forth in Part 2.17 of the Disclosure Schedule: (a) no Related Party has any interest in any material asset used in or otherwise relating to the business of the Company, except for the Related Party’s indirect interest therein as the owner of Company Stock; (b) no Related Party is indebted to the Company (other than for advances for ordinary travel and other business expenses); (c) no Related Party is a party to, or has any financial interest in, any material Company Contract, transaction or business dealing or involving the Company; (d) no Related Party is competing with the Company; and (e) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company or other rights arising in the ordinary course of employment).

2.18Legal Proceedings; Orders.

(a)Legal Proceedings. Except as set forth in Part 2.18(a) of the Disclosure Schedule, Company has not received any written or oral notice of any existing, pending or threatened Legal Proceeding against Company. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will or could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. Except as set forth in Part 2.18(a) of the Disclosure Schedule, no Legal Proceeding or claims for equitable relief has ever been commenced by, and no Legal Proceeding or claims for equitable relief has ever been pending against, Company.

(b)Orders. There is no order, writ, injunction, judgment or decree to which Company, or any of the assets owned or used by Company, is subject. No officer or other employee of Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Company’s business.

2.19Corporate Authority.

(a)Authority; Binding Nature of Agreement. Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and under each other Transactional Agreement to which Company is a party; and the execution, delivery and performance by Company of this Agreement and of each such other Transactional Agreement to which Company is a party have been duly authorized by all necessary action on the part of Company and its board of directors. This Agreement and each other Transactional Agreement to which Company is a party constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by: (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Legal Requirements affecting the enforcement of creditors’ rights generally; and (ii) rules of law governing

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

specific performance, injunctive relief and other equitable remedies (whether considered at law or in equity).

(b)Board Approval. The Company Board has approved the Merger and the terms thereof set forth in Section 1.11 of this Agreement. The Company Board has determined that the Merger is advisable and fair and in the best interests of Company and the Stockholders.

2.20Export Control Laws. The Company has conducted its export transactions in accordance in all respects with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations and the trade and economic sanctions regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Controls.

2.21Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither: (1) the execution, delivery or performance by Company of this Agreement or any of the other Transactional Agreements to which Company is a party; nor (2) the consummation of the Merger, will (with or without notice or lapse of time):

(a)contravene, conflict with or result in a violation of: (i) any of the provisions of any Charter Documents of Company; or (ii) any resolution adopted by the Stockholders or the Company Board;

(b)contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the valid right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Company or any assets owned by Company, is subject;

(c)contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Company or that otherwise relates to Company’s business or to any of the assets owned or used by Company;

(d)contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Listed Contract, or give any Person the valid right to: (i) declare a default or exercise any remedy under any such Listed Contract; (ii) accelerate the maturity or performance of any such Listed Contract; or (iii) cancel, terminate or modify any such material Listed Contract; or

(e)result in the imposition or creation of any lien or other Encumbrance upon any asset owned by Company except for Permitted Liens.

Except as set forth in Part 2.21 of the Disclosure Schedule, Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement or any of the other Transactional Agreements; or (y) the consummation of the transactions. Part 2.21 of the Disclosure Schedule lists each Company Contract that is terminated or amended as a result of the Merger.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.22Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company or any Securityholder.

2.23Products Liability. There are no Legal Proceedings pending or to Company’s Knowledge, threatened against the Company relating to any Company Product or Company Software.

2.24Anti-Corruption. Neither Company nor any of its officers, directors, agents, employees or other Person associated with or acting on its behalf have, directly or indirectly: (a) taken any action that would cause Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010, or any other applicable anti-corruption or anti-bribery laws, or any rules or regulations thereunder; (b) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly; or (c) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to foreign or domestic government officials or employees or other Persons prohibited by Legal Requirements from receiving such payments, whether directly or indirectly.

2.25Full Disclosure. This Agreement (including the Disclosure Schedule) does not: (a) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

3.	Representations and Warranties of Purchaser Merger Sub I and Merger Sub II

Purchaser, Merger Sub I and Merger Sub II jointly and severally represent and warrant to the Stockholders as follows:

3.1Due Organization. Each of Purchaser, Merger Sub I and Merger Sub II is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Transactional Agreements to which it is a party or by which it is bound. Each of Merger Sub I and Merger Sub II was recently formed for the purpose of participating in the Merger as provided in this Agreement and is a wholly owned subsidiary of Purchaser.

3.2Non-Contravention; Consents

.

(a)Non-Contravention. Neither: (i) the execution, delivery or performance of this Agreement or any of the other Transactional Agreements; nor (ii) the consummation of the transactions contemplated by this Agreement and the Transactional Agreements, will contravene, conflict with or result in a violation of: (A) any of the provisions of the certificate of incorporation (or formation) or bylaws (or operating agreement), including all amendments thereto, of Purchaser, Merger Sub I or Merger Sub II; (B) any resolution adopted by the stockholders, members, the board of directors, board of

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

managers or any committee of the board of directors or board of managers, as applicable, of Purchaser, Merger Sub I or Merger Sub II; (C) any provision of any material contract to which either Purchaser, Merger Sub I or Merger Sub II is bound, which will not be cured by notice by Purchaser; (D) any Legal Requirement or any order, writ, injunction, judgment or decree to which Purchaser, Merger Sub I or Merger Sub II or any material assets owned by Purchaser, Merger Sub I or Merger Sub II, is subject; or (E) any material Governmental Authorization that is held by Purchaser, Merger Sub I or Merger Sub II or that otherwise relates to the business of Purchaser, Merger Sub I or Merger Sub II or to any material assets owned by Purchaser, Merger Sub I or Merger Sub II.

(b)Consents. Except for any applicable filings required to be made by Purchaser, notices required to be given by Purchaser or Consents required to be obtained by Purchaser, in each case from any lender with respect to Purchaser’s outstanding credit facilities or any Governmental Body in connection with the Merger, Purchaser is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (i) the execution, delivery or performance of this Agreement or any of the other Transactional Agreements; or (ii) the consummation of the Merger.

3.3Authority; Binding Nature of Agreement. Each of Purchaser, Merger Sub I and Merger Sub II has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and under each other Transactional Agreement to which Purchaser, Merger Sub I or Merger Sub II is a party; and the execution, delivery and performance by Purchaser, Merger Sub I and Merger Sub II of this Agreement and of each other Transactional Agreement have been duly authorized by all necessary action on the part of their respective boards of directors (or managers) and stockholders (or members). This Agreement and each other Transactional Agreement to which Purchaser, Merger Sub I or Merger Sub II is a party constitutes the legal, valid and binding obligation of Purchaser, Merger Sub I or Merger Sub II, respectively, enforceable against each of them in accordance with its terms, except as they may be limited by: (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Legal Requirements affecting the enforcement of creditors’ rights generally; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies (whether considered at law or in equity).

3.4Legal Proceedings. There is no pending Legal Proceeding and, to the Knowledge of Purchaser, no Person has threatened to commence any Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger.

3.5Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of Purchaser, Mergers Sub I or Merger Sub II.

4.	Certain Covenants of the Parties

4.1Filings and Consents.

(a)Filings. Each party shall use commercially reasonable efforts to file, at Purchaser’s expense, as soon as practicable after the Closing Date, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger, and to submit promptly any additional information requested by any such Governmental Body. Company and Purchaser shall respond as promptly as practicable to any inquiries or requests received from any

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

state attorney general, antitrust authority or other Governmental Body in connection with antitrust or related matters. The Securityholders shall, at Purchaser’s expense, cooperate with Purchaser with respect to any filings with any Governmental Body made by Purchaser in connection with the Merger and the transactions contemplated by this Agreement. Except where prohibited by applicable Legal Requirements or any Governmental Body, Purchaser shall cooperate with Stockholders’ Agent with respect to any filings with any Governmental Body made by Company.

(b)Efforts. Subject to Section 4.1(c), Purchaser, Company and the Securityholders shall use commercially reasonable efforts after the Merger I Effective Time to take, or cause to be taken, all further actions that may be necessary to consummate the Merger and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 4.1(c), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the transactions contemplated by this Agreement; and (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the transactions contemplated by this Agreement.

(c)Limitations. Notwithstanding anything to the contrary contained in Section 4.1(b) or elsewhere in this Agreement, Purchaser shall not have any obligation under this Agreement: (i) to divest or agree to divest (or cause any of its Subsidiaries, Merger Sub I or Merger Sub II to divest or agree to divest) any of its respective businesses, product lines or assets, or to take or agree to take (or cause any of its Subsidiaries, Merger Sub I or Merger Sub II to take or agree to take) any other action or to agree (or cause any of its Subsidiaries, Merger Sub I or Merger Sub II to agree) to any limitation or restriction on any of its respective businesses, product lines or assets; or (ii) to contest any Legal Proceeding relating to the Merger and the transactions contemplated by this Agreement.

4.2Public Announcements. Neither Company nor the Securityholders (and each shall ensure that none of their respective representatives) shall issue any press release or make any public statement regarding (or otherwise disclose to any Person the existence or terms of) this Agreement or the transactions contemplated hereby, without the prior written consent of Purchaser.

4.3Company Employees; Post-Closing Benefits. Purchaser or Merger II Surviving Company will offer to each Company Employee continued employment on terms and conditions no worse (taken as a whole) than those provided by Company immediately prior to the Closing (excluding equity compensation).

5.	Indemnification, etc.

5.1Survival of Representations.

(a)General Survival

. Except as provided in Section 5.1(b) and Section 5.1(d), the representations, warranties, covenants and obligations of Company, other than the Fundamental Representations, shall survive the Closing (and any later sale, transfer or other disposition of any or all of the equity or assets of the Merger I Surviving Corporation or Merger II Surviving Company) and shall expire on the six-month anniversary of the Closing Date (the “Termination Date”); provided, however, that if at any time prior to the Termination Date any Purchaser Indemnitee delivers to Stockholders’ Agent a written notice pursuant to Section 5.6 asserting a claim for recovering under Section 5.2 (a “Claim Notice”), then the claim asserted in such Claim Notice will survive the Termination Date until such time as such Claim Notice is fully and finally

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

resolved pursuant to this Section 5. Covenants made by Company herein shall survive indefinitely or until satisfied.

(b)Specified Representations. Notwithstanding anything to the contrary contained in Section 5.1(a), but subject to Section 5.1(d): (i) the Fundamental Representations shall survive the Closing (and any later sale, transfer or other disposition of any or all of the equity or assets of the Merger I Surviving Corporation or Merger II Surviving Company) for 60 days following the expiration of the statute of limitations applicable thereto and (ii) the representation and warranties of Section 2.10 (Intellectual Property) of this Agreement will survive until the second anniversary of the Closing Date, provided, however, that if, in the case of (i), at any time prior to the date 60 days following the expiration of the applicable statute of limitations applicable or, in the case of (ii), at any time prior to the second anniversary of the Closing Date any Purchaser Indemnitee delivers to Stockholders’ Agent a Claim Notice, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved pursuant to this Section 5.

(c)Purchaser Representations. The representations and warranties made by Purchaser, Merger Sub I or Merger Sub II shall survive the Closing and shall expire on the Termination Date; provided, however, that if, at any time prior to the Termination Date any Stockholder Indemnitee delivers to Purchaser a Claim Notice, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved pursuant to this Section 5. Covenants made by Purchaser, Merger Sub I or Merger Sub II herein shall survive indefinitely or until satisfied.

(d)Representations Not Limited. The representations, warranties, covenants and obligations of the parties, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their representatives.

(e)Exclusion of Materiality Qualifiers. For determining Losses, the representations and warranties of the Company shall not be deemed qualified by any references to materiality or material adverse effect.

(f)Fraud and Covenant Breaches. Notwithstanding anything to the contrary contained in this Section 5.1, the expirations set forth in Section 5.1(a), 5.1(b), and 5.1(c) shall not apply in the case of claims arising out of breaches of covenants by any party hereto or based upon fraud, willful misconduct or intentional misrepresentation.

5.2Indemnification

(a)Stockholder Indemnification. From and after the Merger I Effective Time (but subject to the limitations in this Section 5), the Stockholder Indemnitors shall hold harmless and indemnify the Purchaser Indemnitees, from and against, and shall compensate and reimburse the Purchaser Indemnitees for any Loss which is directly or indirectly suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise directly or indirectly become subject (regardless of whether or not such Loss relates to any third-party claim) and that arises directly or indirectly from or as a result of, or are directly or indirectly connected with:

(i)any inaccuracy in or breach of any representation or warranty made by Company in this Agreement;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)any breach of any covenant or obligation, or any failure to comply therewith, of Company in this Agreement; or

(iii)any Pre-Closing Taxes.

(b)Purchaser Indemnification. From and after the Merger I Effective Time (but subject to the limitations in this Section 5), each of Purchaser, Merger Sub I, and Merger Sub II and their Affiliates (the “Purchaser Indemnitors”) shall hold harmless and indemnify the Stockholders and their Affiliates (the “Stockholder Indemnitees”), from and against, and shall compensate and reimburse the Stockholders Indemnitees for any Loss which is directly or indirectly suffered or incurred by any of the Stockholders Indemnitees or to which any of the Stockholders Indemnitees may otherwise directly or indirectly become subject (regardless of whether or not such Loss relates to any third-party claim) and that arises directly or indirectly from or as a result of, or are directly or indirectly connected with:

(i) any inaccuracy in or breach of any representation or warranty made by Purchaser, Merger Sub I, or Merger Sub II in Section 3 this Agreement; or

(ii)any breach of any covenant or obligation, or any failure to comply therewith, of Purchaser, Merger Sub I, or Merger Sub II in this Agreement.

(c)Damage to Purchaser. The parties acknowledge and agree that, if Merger II Surviving Company suffers, incurs or otherwise becomes subject to any Loss as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of Company as a Purchaser Indemnitee) Purchaser shall also be deemed, by virtue of its ownership of the equity of Merger II Surviving Company, to have incurred Losses as a result of and in connection with such inaccuracy or breach.

5.3Limitations.

(a)Basket. Subject to Section 5.3(c), the Stockholder Indemnitors, on the one hand, or the Purchaser Indemnitors, on the other hand (each, an “Indemnitor”) shall not be required to make any indemnification payment pursuant to Section 5.2(a)(i) or 5.2(b)(i) until such time as the total amount of all Losses (including the Losses arising from such inaccuracy or breach and all other Losses arising from any other inaccuracies or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Purchaser Indemnitees, on the one hand, or the Stockholder Indemnitees, on the other (each, an “Indemnitee”), exceeds $75,000 in the aggregate (the “Threshold”). If the total amount of such Losses exceeds the Threshold, then the applicable Indemnitor shall only be required to pay or be liable for all such Losses in excess of the Threshold. In determining whether the Threshold has been achieved, only Losses from a single claim or group of related claims based on the same inaccuracy in or breach of a representation or warranty that equals or exceeds $1,000 will be included in the calculation.

(b)Liability Cap. Subject to Section 5.3(c), the maximum aggregate amount that the Purchaser Indemnitees are entitled to recover from the Stockholder Indemnitors under Section 5.2(a) is the amount of Share Escrow Fund at such time as such claim is fully and finally resolved pursuant to this Section 5.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)Applicability of Basket and Liability Cap. The limitations set forth in Sections 5.3(a) and (b) shall not apply: (i) in the case of fraud, willful misconduct or intentional misrepresentation; and (ii) to the matters referred to in Sections 5.2(a)(i) in the case of breach of any Fundamental Representations. In the case of a breach of any Fundamental Representations or the representation and warranties of Section 2.10 (Intellectual Property) of this Agreement, the maximum aggregate amount that the Purchaser Indemnitees are entitled to recover from Stockholder Indemnitors under Section 5.2(a)(i) is the amount of the Merger Consideration paid to the Stockholders.

(d)Exclusive Remedy. Except in the case of fraud, willful misconduct or intentional misrepresentation, claims for indemnification, compensation and reimbursement brought in accordance with and subject to this Section 5 shall be the sole and exclusive remedy of any Indemnitee for monetary Losses from and after the Closing Date with respect to breaches of this Agreement by the applicable party. Without limiting the generality of the foregoing, nothing contained in this Agreement shall limit the rights of any Indemnitee to seek or obtain injunctive relief, including specific performance, or any other equitable remedy to which such Indemnitee is otherwise entitled and attorney’s fees and costs pursuant to Section 7.3 of this Agreement.

(e)Limitation. Any indemnity for Taxes resulting from a breach of a representation shall be limited to Pre-Closing Taxes.

5.4No Contribution. Each Stockholder Indemnitor waives, and acknowledges and agrees that he, she, or it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Company in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or any other Transactional Agreement.

5.5Defense of Third-Party Claims.

(a)Third-Party Claims. If any Indemnitee receives notice of the assertion or commencement of any Legal Proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a representative of the foregoing (a “Third-Party Claim”) against such Indemnitee with respect to which the Indemnitor is obligated to provide indemnification under this Agreement, the Indemnitee shall give the Indemnitor reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnitor of its indemnification obligations, except and only to the extent that the Indemnitor forfeits rights or defenses by reason of such failure. Such notice by the Indemnitee shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnitee. The Indemnitor shall have the right to participate in, or by giving written notice to the Indemnitee (which notice shall irrevocably acknowledge the Indemnitor’s responsibility for such Third-Party Claim without reservation of any rights but subject to the limitations contained in this Section 5), to assume the defense of any Third-Party Claim at the Indemnitor’s expense and by the Indemnitor’s own counsel, and the Indemnitee shall cooperate in good faith in such defense; provided, however, that if the Indemnitor is a Stockholder Indemnitor, such Indemnitor shall not have the right to defend or direct the defense of any such Third-Party Claim that (i) is asserted directly by or on behalf of a Person that is a customer of Company, (ii) seeks an injunction or other equitable relief against the Indemnitee, (iii) involves any criminal or quasi-criminal action, suit or proceeding, (iv) alleges the Company Software

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

infringes the Intellectual Property Rights of a third party, or (v) as to which the Indemnitee believes an adverse determination would result in Losses that would exceed the limitations on the right of the Indemnitee to indemnification contained in Section 5.3, as the case may be. In the event that the Indemnitor assumes the defense of any Third-Party Claim, subject to 5.5(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnitee. The Indemnitee shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnitor’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnitee, provided, however, that if in the reasonable opinion of counsel to the Indemnitee, (A) there are legal defenses available to an Indemnitee that are different from or additional to those available to the Indemnitor; or (B) there exists a conflict of interest between the Indemnitor and the Indemnitee that cannot be waived, the Indemnitor shall be liable for the reasonable fees and expenses of counsel to the Indemnitee in each jurisdiction for which the Indemnitee determines counsel is required. If the Indemnitor elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnitee in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnitee may, subject to 5.5(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Stockholders’ Agent and Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of any confidentiality agreement) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim. If the Indemnitor is not handling the defense, it shall be entitled to participate in the defense at its own cost and expense.

(b)Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnitor shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnitee, except as provided in this 5.5(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee and provides, in customary form, for the unconditional release of each Indemnitee from all liabilities and obligations in connection with such Third-Party Claim and the Indemnitor desires to accept and agree to such offer, the Indemnitor shall give written notice to that effect to the Indemnitee. If the Indemnitee fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnitor as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnitee fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnitor may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnitee has assumed the defense pursuant to 5.5(a), it shall not agree to any settlement without the written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed).

5.6Claims Procedures. Subject to the provisions of Sections 5.3 and 7.7(c), any claim for indemnification, compensation or reimbursement pursuant to Section 5 shall be made as follows:

(a)If any Indemnitee has or claims in good faith to have incurred or suffered Losses for which it is or may be entitled to indemnification, compensation or reimbursement under Section 5, such Indemnitee may deliver a Claim Notice to Indemnitor, as applicable. Each Claim Notice shall: (i)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

state that the Indemnitee believes in good faith that the Indemnitee is entitled to indemnification, compensation or reimbursement under Section 5; (ii) contain a brief description of the facts and circumstances supporting the Indemnitee’s claim; and (iii) if practicable, contain a non-binding, preliminary, good faith estimate of the amount to which the Indemnitee claims to be entitled (the aggregate amount of such estimate, as it may be modified by the Indemnitee in good faith from time to time, being referred to as the “Claimed Amount”).

(b)During the 15-Business Day period commencing upon receipt by Stockholders’ Agent or Purchaser, as applicable, of a Claim Notice from an Indemnitee (the “Dispute Period”), the Indemnitor may deliver to the Indemnitee a written response (the “Claims Response Notice”) in which the Indemnitor: (i) agrees that the full Claimed Amount is owed to the Indemnitee; (ii) agrees that part, but not all, of the Claimed Amount is owed to the Indemnitee; or (iii) indicates that no part of the Claimed Amount is owed to the Indemnitee. If the Response Notice is delivered in accordance with clause “(ii)” or “(iii)” of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Indemnitor’s claim that only a portion or no part of the Claimed Amount is owed to the Indemnitee, as the case may be (any part of the Claimed Amount that is not agreed to be owed to the Indemnitee pursuant to the Indemnitee’s Claim Notice being referred to as the “Contested Amount”). If a Response Notice is not received by the Indemnitee from the Indemnitor prior to the expiration of the Dispute Period, then the Indemnitor shall be conclusively deemed to have agreed that an amount equal to the full Claimed Amount is owed to the Indemnitee.

(c)If no Response Notice is received by the Indemnitee from the Indemnitor prior to the expiration of the Dispute Period, then the Indemnitor shall make the applicable payment to such Indemnitee, subject to Section 5.3.

(d)If the Indemnitee in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnitee (the “Agreed Amount”), then the Indemnitor may, at its option, pay the Agreed Amount to the Indemnitee.

(e)If any Response Notice expressly indicates that there is a Contested Amount, the Indemnitor and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitor and the Indemnitee resolve such dispute, such resolution shall be binding on the Indemnitor and the Indemnitee and a settlement agreement stipulating the amount owed to such Indemnitee (the “Stipulated Amount”) shall be signed by the Indemnitee and the Indemnitor.

(f)In the event that there is a dispute relating to any Claim Notice or Contested Amount (whether it is a matter between the Indemnitee, on the one hand, and the Indemnitor, on the other hand, or it is a matter that is subject to a claim or Legal Proceeding asserted or commenced by a third party brought against the Indemnitee or Company in a litigation or arbitration), a Legal Proceeding to resolve such dispute, may be brought in accordance with Section 7.7(b).

5.7Payment to Stockholders from the Escrow Fund

(a)Escrow Period Termination Release. Within five (5) Business Days following the six month anniversary of the Closing Date, Purchaser (1) shall deliver to Stockholders’ Agent a certificate signed by an officer of Purchaser (an “Escrow Distribution Certificate”) containing: (i) a list of Claim Notices which have been delivered to Stockholders’ Agent that either have not been resolved or have been resolved but for which distributions to Purchaser from the Escrow Fund are still to be made and have

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

not yet been made (such listed Claim Notices, the “Open Claims”); and (ii) the individual and aggregate amount of all Losses subject to Open Claims (such aggregate amount, the “Retained Amount”); and (2) shall promptly instruct the Transfer Agent to distribute to the Stockholders in accordance with their respective Pro Rata Escrow Shares an amount equal to the amount then remaining in the Escrow Fund minus the Retained Amount, if any (any such remainder, the “Released Amount”).

(b)Post-Escrow Period Release. Within five (5) Business Days following the resolution of any Open Claim where Purchaser is not entitled to the full amount of Losses included in the Escrow Distribution Certificate with respect to such Open Claim, Purchaser (1) shall deliver to Stockholders’ Agent a certificate signed by an officer of Purchaser (a “Subsequent Distribution Certificate”) containing: (i) a list of Claim Notices which have been delivered to Stockholders’ Agent but either have not been resolved or have been resolved but for which distributions to Purchaser from the Escrow Fund are still to be made and have not yet been made (such listed Claim Notices, the “Remaining Open Claims”); (ii) the individual and aggregate amount of all Losses subject to Remaining Open Claims (such aggregate amount, the “New Retained Amount”); and (2) shall promptly instruct the Transfer Agent to distribute to the Stockholders in accordance with their respective Pro Rata Escrow Shares an amount equal to the amount then remaining in the Escrow Fund minus the New Retained Amount, if any (any such remainder, the “Subsequent Released Amount”).

5.8Treatment of Escrow Payments. Any payment received pursuant to this Section 5 shall be treated for all purposes, including for U.S. federal and applicable state and local Tax purposes, as an adjustment to the Purchase Price to the maximum extent permitted by applicable Legal Requirements.

5.9No Duplication of Recovery. Any Losses for which any Indemnitee is entitled to indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant or agreement. Furthermore, no Indemnitee shall have any indemnification obligations hereunder for any Losses arising out of a breach of or inaccuracy of any representation, warranty, covenant, or agreement set forth in this Agreement (and the amount of any such Losses incurred in respect of such breach or inaccuracy shall not be included in the calculation of any limitations on indemnification set forth herein) solely to the extent Losses arising from such matter giving rise to such breach or inaccuracy were included in the determination of the Post-Closing Adjustment, Company Transaction Expenses, or Indebtedness of the Company for purposes of determining adjustments to the Net Closing Merger Consideration.

5.10Other Matters. Notwithstanding anything in this Agreement to the contrary, no party will be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party or its Affiliate has been indemnified or reimbursed for such amount under any other provision of this Agreement, or any other document executed in connection with this Agreement or otherwise.

6.	Tax Covenants

6.1Tax Covenants.

(a)The Parties intend for the Mergers to qualify as a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code and shall file all Tax Returns and take all Tax positions consistent

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

with the foregoing. Purchaser shall cause Merger Sub II to be treated as, and remain, a disregarded entity from Purchaser for at least two (2) years following the Closing.

(b)All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Transactional Agreements (including any real property transfer Tax and any other similar Tax) shall be borne and paid when due in equal proportions by Purchaser on the one hand and Stockholders on the other hand. Purchaser shall timely file any Tax Return or other document with respect to such Taxes or fees.

6.2Tax Returns. Purchaser shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by Company after the Closing Date with respect to a Pre-Closing Tax Period and for any Straddle Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Legal Requirement), provided, however, that (i) all items accruing on the Closing Date shall be allocated to Company’s taxable period ending on the Closing Date pursuant to Treasury Regulations Section 1.1502-76(b)(1)(ii)(A)(1) (and not pursuant to the “next day” rule under Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) or pursuant to the ratable allocation method under Treasury Regulations Section 1.1502-76(b)(2)(ii) or 1.1502-76(b)(2)(iii)), (ii) no election to waive a carryback of net operating losses under Section 172(b)(3) of the Code shall be made, (iii) if any success-based fees are deemed to be deductible, Company and its Subsidiaries shall elect under Revenue Procedure 2011-29, 2011-18 IRB to treat 70% of any success-based fees as deductible on the Pre-Closing Tax Returns, and (iv) deduct the Transaction Deductions to the extent permitted by applicable Legal Requirement. Any such Tax Returns shall be submitted by Purchaser to Stockholders’ Agent (together with schedules, statements and, to the extent requested by Stockholders’ Agent, supporting documentation) at least 30 days prior to the due date (including extensions) of such Tax Return for Stockholders’ Agent review and approval. To the extent the Parties cannot resolve any disputes, the dispute shall be referred to a nationally recognized accounting form mutually agreeable to the Parties, whose determination will be final. The costs of the accounting firm shall be borne by the Party that loses the dispute.

6.3Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins on or before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (such as the deductions for depreciation and real estate taxes) will be apportioned between the Pre-Closing Tax Period and the post-Closing Tax period in a manner consistent with the methodology described in clause (ii) below; and

(b)in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

6.4Elections

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

. Neither Purchaser nor any of its Affiliates shall make an election under Section 338 or 336(e) of the Code (or any comparable provision of foreign, state or local Legal Requirement) in respect of the transactions contemplated by this Agreement.

6.5Pre-Closing Tax Returns. Without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of Stockholders’ Agent, neither Purchaser nor its Affiliates (including Merger II Surviving Company) shall file any amended Tax Return or surrender any right to claim a refund of Taxes with respect to any Pre-Closing Tax Period if such amendment, surrender or action could reasonably be expected to have the effect of decreasing any amounts payable to the Stockholders under this Agreement or increasing an amount the Stockholders are required to indemnify for under this Agreement.

6.6Overpayment. Any refunds for Taxes or credits for overpayment of Taxes (including any interest in respect thereof) received by Purchaser, the Merger I Surviving Corporation, Merger II Surviving Company or any of their Affiliates with respect to any Taxes of Company or its Subsidiaries for a Pre-Closing Tax Period shall be for the benefit of the Stockholders. Purchaser shall, or shall cause its Affiliates, including the Merger I Surviving Corporation and Merger II Surviving Company, to elect to receive all overpayments of Taxes attributable to Pre-Closing Tax Periods in the form of a cash refund to the maximum extent permitted by Legal Requirement. Purchaser shall pay to the Stockholders any such refund or the amount of any such credit in lieu of a cash refund within five (5) days of receipt thereof.

6.7Continuation of Business on Closing Date. For the portion of the Closing Date after the Closing, other than the transactions expressly contemplated hereby, Purchaser shall cause Company and its Subsidiaries to carry on their business only in the ordinary course in the same manner as heretofore conducted.

6.8Contests. Purchaser agrees to give written notice to Stockholders’ Agent of the receipt of any written notice by Company, Purchaser or any of Purchaser’s Affiliates which involves the assertion of any claim, or the commencement of any action, claim or Legal Proceeding in respect of a Tax for a Pre-Closing Tax Period (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Purchaser’s right to indemnification hereunder unless the indemnifying party is materially and adversely prejudiced due to such failure to comply. Stockholders’ Agent shall control the contest or resolution of any Tax Claim; provided, however, that Stockholders’ Agent shall obtain the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of any such claim if Purchaser would be materially adversely affected thereby; and, provided further, that Purchaser shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Purchaser. Notwithstanding anything to the contrary in Section 5.5, the procedures of this Section 6.8 and not the procedures set forth in Section 5.5 shall apply with respect to the conduct of such Tax Claim.

6.9Cooperation and Exchange of Information. Stockholders’ Agent, Company and Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the others in filing any Tax Return pursuant to this Section 6 or in connection with any audit or other proceeding in respect of Taxes of Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Stockholders’ Agent, Company and Purchaser shall retain all Tax Returns, schedules and work papers, records and other

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

documents in its possession relating to Tax matters of Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by any of the other parties in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Company for any taxable period beginning before the Closing Date, Stockholders’ Agent, Company or Purchaser (as the case may be) shall provide the other parties with reasonable written notice and offer the other parties the opportunity to take custody of such materials.

6.10Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6 shall survive for the full period of all applicable statues of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

7.	Miscellaneous Provisions

7.1Stockholders’ Agent.

(a)Appointment. By virtue of Stockholders’ delivery of the Letters of Transmittal and the Optionholders acceptance of their respective Adjusted Vested Options, the Securityholders irrevocably nominate, constitute and appoint Entangled Ventures, LLC as the agent and true and lawful attorney in fact of the Securityholders (the “Stockholders’ Agent”), with full power of substitution, to act in the name, place and stead of the Securityholders for purposes of executing any documents and taking any actions that Stockholders’ Agent may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with any claim for indemnification, compensation or reimbursement under Section 5, any purchase price adjustment under Section 1.21, review of any Earn-out Calculations under Section 1.23, or the completion of any payments owing in connection with the Mergers. Entangled Ventures, LLC hereby accepts its appointment as Stockholders’ Agent.

(b)Authority. The Securityholders grant to Stockholders’ Agent full authority to execute, deliver, acknowledge, certify and file on behalf of such Securityholders (in the name of any or all of the Securityholders or otherwise) any and all documents that Stockholders’ Agent may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as Stockholders’ Agent may, in its sole discretion, determine to be appropriate, in performing its duties as contemplated by Section 7.1(a). Notwithstanding anything to the contrary contained herein or in any other agreement executed in connection with the Mergers and the transactions contemplated by this Agreement: (i) each Purchaser Indemnitee shall be entitled to deal exclusively with Stockholders’ Agent on all matters relating to any claim for indemnification, compensation or reimbursement under Section 5, any purchase price adjustment under Section 1.21, and any review of any Earn-out Calculations under Section 1.23; and (ii) each Purchaser Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Securityholder by Stockholders’ Agent, and on any other action taken or purported to be taken on behalf of any Securityholder by Stockholders’ Agent, as fully binding upon such Securityholder. Stockholders’ Agent shall cause payments made to the Securityholders to be made to all Securityholders in accordance with the amounts set forth on the Consideration Spreadsheet.

(c)Liability of Stockholders’ Agent. Stockholders’ Agent shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any Securityholder, Purchaser, any third Person or any other evidence deemed by Stockholders’ Agent to be reliable, and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Stockholders’ Agent shall be entitled to act on the advice of counsel selected by it but that Stockholders’ Agent shall not be responsible to any Securityholder for any Loss any Securityholder may suffer by reason of the performance by Stockholders’ Agent of his duties under this Agreement, other than Loss arising from willful misconduct in the performance of such Stockholders’ Agent duties under this Agreement. Stockholders’ Agent shall be entitled to retain counsel acceptable to it and to incur such expenses as Stockholders’ Agent deems to be necessary or appropriate in connection with its performance of its obligations under this Agreement and the other Transactional Agreements, and all such fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Stockholders’ Agent shall jointly and severally be borne by each Securityholder. Stockholders’ Agent shall have the right to offset any such expenses incurred in connection with its performance of its obligations under this Agreement and the other Transaction Agreements against amounts that would otherwise be disbursed to the Securityholders pursuant to Sections 1.21, 1.23, and 5.

(d)Replacement. If Stockholders’ Agent shall resign, dissolve, liquidate or otherwise be unable to fulfill its responsibilities hereunder, the Securityholders shall (by consent of those Persons entitled to at least a majority of the Purchase Price), within ten days after resignation, dissolution, liquidation or inability, appoint a successor to Stockholders’ Agent. Any such successor shall succeed Stockholders’ Agent as Stockholders’ Agent hereunder. If for any reason there is no Stockholders’ Agent at any time, all references herein to Stockholders’ Agent shall be deemed to refer to the Securityholders.

7.2Fees and Expenses. Subject to Section 5 and as otherwise set forth in this Agreement, each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such party in connection with the Merger and the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Merger; (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the Merger and the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of the Merger and the transactions contemplated by this Agreement; and (c) the consummation of the Merger.

7.3Attorneys’ Fees. If any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party or parties may be entitled).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.4Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent via facsimile with confirmation of receipt, when transmitted and receipt is confirmed; (c) if sent by electronic mail, telegram, cablegram or other electronic transmission, upon delivery; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent, in each case to the address, email address or facsimile telephone number set forth beneath the name of such party below (or to such other address, email address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Purchaser:

Instructure, Inc.
6330 South 3000 East, Suite 700
Salt Lake City, UT 84121
Attention: Matthew Kaminer, General Counsel
Email: mkaminer@instructure.com

If to Company (prior to the Closing):

Practice XYC, Inc.
230 South Broad

Philadelphia, PA 19102

Attention: Paul Freedman
Email: paul.freedman@practice.xyz

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue

Boston, MA 02210
Attention: David Powers
Email: dpowers@goodwinlaw.com

If to the Securityholders or Stockholders’ Agent:

Entangled Ventures, LLC
2 Shaw Alley, 2nd Floor

San Francisco, CA 94105

Attention: Paul Freedman
Email: paul@entangled.ventures

7.5Headings

. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.6Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

7.7Governing Law; Indemnification Claims.

(a)Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b)Venue. Except as otherwise provided in Section 7.7(c), any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement (including a Legal Proceeding based upon fraud) may be brought or otherwise commenced in any state or federal court located in the State of New York. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of New York (and each appellate court located in the State of New York) in connection with any such Legal Proceeding; (ii) agrees that each state and federal court located in the State of New York shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in any state or federal court located in the State of New York, any claim that such party is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.

(c)Indemnification Claims. Any claim for indemnification, compensation or reimbursement pursuant to Section 5 shall be made in accordance with Section 5.6 (it being understood that, for the avoidance of doubt and without limiting any portion of Section 7.7(b), nothing in this Section 7.7(c) shall prevent the Indemnitees from seeking preliminary injunctive relief from a court of competent jurisdiction).

7.8Successors and Assigns. This Agreement shall be binding upon: (a) Company and its successors and assigns (if any); and (b) Purchaser, Merger Sub I and Merger Sub I and their respective successors and assigns (if any). This Agreement shall inure to the benefit of: (i) Company; (ii) the Securityholders; (iii) Purchaser; (iv) Merger Sub I; (v) Merger Sub II; (vi) Merger I Surviving Corporation; (vii) Merger II Surviving Company; and (viii) the respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any) of the foregoing. After the Closing, Purchaser may freely assign any or all of its interest in Merger II Surviving Company and rights under this Agreement (including its indemnification rights under Section 5), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person; provided, however, that Purchaser cannot assign its obligation to deliver the Escrow Shares, if any, and shall remain liable for its other obligations hereunder.

7.9Remedies Cumulative; Specific Performance. Subject to the terms of Section 5.3(d), the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

any covenant, obligation or other provision set forth in this Agreement, for the benefit of any other party to this Agreement: (a) such other party shall be entitled (in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such other party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

7.10Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.11Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by Purchaser and Stockholders’ Agent.

7.12Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

7.13Parties in Interest. Except for the provisions of Section 5, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

7.14Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

7.15Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein permitting such disclosure, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify (a) the particular representation or warranty set forth in the corresponding numbered or lettered section herein permitting such disclosure and (b) any other representation or warranty that is contained in this Agreement to the extent the relevance of that reference as an exception to (or a disclosure for purposes of) such representation or warranty is reasonably apparent on the face of such reference.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.16Construction

.

(a)Currency. All references in this Agreement and in any Transactional Agreements to “$” and “Dollars” are to U.S. dollars.

(b)Ambiguities. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)Including. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)References. Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

(e)Language. To the extent that this Agreement, any Transactional Agreement or any other agreements related to the transactions contemplated hereby are translated into a language other than English, and a conflict arises between the English language version and the translated version, the English version will control in all cases.

[Remainder of page intentionally left blank]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Instructure, Inc.,
a Delaware corporation

By:	/s/ Steven Kaminsky
Name:	Steven Kaminsky
Title:	Chief Financial Officer

Praxis Merger Sub I, Inc.,
a Delaware corporation

By:	/s/ Matthew Kaminer
Name:	Matthew Kaminer
Title:	General Counsel

Praxis Merger Sub II, LLC,
a Delaware limited liability company

By:	/s/ Matthew Kaminer
Name:	Matthew Kaminer
Title:	General Counsel

Practice XYZ, Inc.,
a Delaware corporation

By:	/s/ Paul Freedman
Name:	Paul Freedman
Title:	Chief Executive Officer

Entangled Ventures, LLC
As Stockholders’ Agent

By:	/s/ Paul Freedman
Name:	Paul Freedman
Title:	Chief Executive Officer

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Adjusted Options” is defined in Section 1.7.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Option Value” means the dollar value obtained by multiplying the Per Security Closing Merger Consideration by the number of Vested Options outstanding immediately prior to the Merger I Effective Time.

“Agreed Amount” is defined in Section 5.6(d).

“Agreement” is defined in the Preamble.

“Attrition” means the last 12 months of value attributable to Company Products previously purchased by customers who either (i) do not renew such purchase or (ii) renew such purchase at a lower volume, in either case calculated and recognized at the time of non-renewal and, in the event of a renewal at a lower volume, based on the value of the portion of the purchase that has not been renewed, provided, however, that sales of Company Products pursuant to Pilot Agreements that do not convert into regular sales of Company Products shall not be counted towards Attrition.

“Balance Sheet” is defined in Section 2.5.

“Breakpoint Amount” means $21,413,590.

“Bundled Product” is defined in Section 1.23(a).

“Business” means a mobile and web video-based applied micro learning platform.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the United States of America are authorized or required by law to be closed for business.

“Calculation Periods” means each of the fiscal years ending December 31, 2018 and December 31, 2019, respectively.

“Calendar Pilot Agreements” is defined in the definition of “New Bookings.”

“Cash and Cash Equivalents” means all cash and cash equivalents of Company, as determined without giving effect to the transactions contemplated herein and in accordance with accounting principles consistently applied in accordance with the Financial Statements.

“Certificate of Merger I” is defined in Section 1.2.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Certificate of Merger II” is defined in Section 1.10.

“Change of Control” is defined in Section 1.23(f).

“Change of Control Payment” means the aggregate amount, if any, of any severance, redundancy, notice, or change of control or other payment, expenditure or liability (whether contractual or as a result of any applicable Legal Requirement) of Company that arises or is expected to arise, is triggered or becomes due or payable, in whole or in part, as a direct result of the consummation (whether alone or in combination with any other event or circumstance) of the Merger, including all liabilities for the employer’s portion of any employment Taxes payable with respect to such payments.

“Charter Documents” is defined in Section 2.2.

“Claim Notice” is defined in Section 5.1(a).

“Claimed Amount” is defined in Section 5.6(a).

“Claims Response Notice” is defined in Section 5.6(b).

“Closing” is defined in Section 1.2.

“Closing Date” is defined in Section 1.2.

“Closing Working Capital” is defined in Section 1.21(b).

“Closing Working Capital Statement” is defined in Section 1.21(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” is defined in the Preamble.

“Company Board” means the Board of Directors of Company.

“Company Common Stock” means the shares of common stock, par value $0.0001 per share, of Company.

“Company Contract” means any Contract to which Company is a party.

“Company Databases” is defined in Section 2.10(p).

“Company Employee” means any current or former employee, independent contractor, consultant or director of any of Company.

“Company Employee Agreement” means each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between Company and any current Company Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Company Employee which is terminable

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“at will” without any obligation on the part of Company to make any payments or provide any benefits in connection with such termination.

“Company Employee Plan” means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, material fringe benefits or other material employee benefit plan (within the meaning of Section 3(3) of ERISA) or that provides material remuneration of any kind to any Company Employee, whether written, unwritten or otherwise, funded or unfunded, in each case, that is or has been maintained, contributed to, or required to be contributed to, by Company for the benefit of any Company Employee, or with respect to which Company has or may have any material liability, excluding any Company Employee Agreement.

“Company In-Licenses” is defined in Section 2.10(c).

“Company IP” means all Intellectual Property Rights which Company owns (or purports to own), or has an exclusive license or similar exclusive right.

“Company IP Contract” means any Contract to which Company is bound, that contains any assignment or license of, or any covenant not to assert or enforce, or any other right to use or exploit, any Intellectual Property Right or that otherwise relates to any transfer, license or assignment of Company IP or any Intellectual Property Right developed by, with or for Company.

“Company Out-Licenses” is defined in Section 2.10(d).

“Company Preferred Stock” means the shares of the Company Series A-2 Preferred Stock, the Company Series A-1 Preferred Stock, and the Company Series Seed Preferred Stock, collectively.

“Company Privacy Policy” means each external or internal, privacy policy of Company governing: (a) the privacy of information collected by Company from users of any Company website, if any; (b) the collection, storage, disclosure, and transfer of any User Data or Personal Data; and (c) any employee information.

“Company Product” means any software application (including software applications provided as firmware or embedded in hardware devices) and all versions of such software, or other product or service that is currently being or at any time has been developed, manufactured, supported, distributed, licensed or sold by Company, as set forth on Part 2.10(a) of the Disclosure Schedules.

“Company Returns” is defined in Section 2.13(a).

“Company Series A-1 Preferred Stock” means the shares of the Company’s Series A-1 Preferred Stock, par value $0.0001.

“Company Series A-2 Preferred Stock” means the shares of the Company’s Series A-2 Preferred Stock, par value $0.0001.

“Company Series Seed Preferred Stock” means the shares of the Company’s Series Seed Preferred Stock, par value $0.0001.

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Company Software” means any software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed and is owned), used, marketed, distributed, made available, licensed or sold by Company (excluding any Shrink-Wrap Code).

“Company Stock” means the Company Common Stock and the Company Preferred Stock, collectively.

“Company Stock Certificate” means certificates representing shares of the Company Stock.

“Company Transaction Expenses” is defined in Section 1.18.

“Consent” means approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Consideration Spreadsheet” is defined in Section 1.22(a) and attached as Schedule A.

“Contested Amount” is defined in Section 5.6(b).

“Contract” means any written, oral or other agreement, contract, subcontract, lease, license, covenant, understanding, arrangement, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Convertible Notes” means those Convertible Promissory Notes issued under that certain Note Purchase Agreement, dated as of August 28, 2017, among Company and each lender named therein.

“Current Assets” means, at any time, the sum of the Company’s accounts receivable (net of the allowance for doubtful accounts, any amounts known to be uncollectable prior to the final determination of Closing Working Capital), prepaid expenses, other current assets, sales tax receivables, and value added tax assets. For the avoidance of doubt, “Current Assets” does not include any cash or cash equivalents, current or deferred income Tax assets or income Tax receivables.

“Current Liabilities” means, at any time, the sum of the Company’s accounts payable, accrued expenses, vacation accruals, accrued compensation and payroll taxes payable, all deferred income and revenues (including short-term and long-term deferred income and revenues), other accrued liabilities, sales tax payables, Indebtedness on employee credit cards, and other current liabilities (including bonus plans and arrangements). For the avoidance of doubt, “Current Liabilities” does not include any current or deferred income Tax liabilities, accrued restructuring liabilities, accrued interest, non-operating suspense accounts, capital lease obligations or other Indebtedness (except as otherwise set forth in the foregoing sentence).

“Disclosure Schedule” means the schedule (dated as of the date of the Agreement) attached as Exhibit J delivered to Purchaser on behalf of Company and prepared in accordance with Section 7.15 of the Agreement.

“Dispute Period” is defined in Section 5.6(b).

“Dissenting Shares” is defined in Section 1.8.

“Earn-out Amount” means (i) up to $2,500,000 for the Calculation Period ending December 31, 2018 and (ii) up to $4,500,000 for the Calculation Period ending December 31, 2019. In no event shall the

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Earn-out Amount exceed: (x) $2,500,000 for the Calculation Period ending December 31, 2018; or (y) $4,500,000 for the Calculation Period ending December 31, 2019.

“Earn-out Calculation” is defined in Section 1.23(b)(i).

“Earn-out Calculation Delivery Date” is defined in Section 1.23(b)(i).

“Earn-out Calculation Objection Notice” is defined in Section 1.23(b)(ii).

“Earn-out Calculation Statement” is defined in Section 1.23(b)(i).

“Earn-out Payment” is defined in Section 1.23(a).

“Earn-out Period” means the period beginning on the Closing Date and ending on December 31, 2019.

“Earn-Out Review Period” is defined in Section 1.23(b)(ii).

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim or restriction of any nature.

“Entity” mans any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environment” includes: (a) any and all buildings, structures, fixtures, fittings, appurtenances, pipes, conduits, valves, tanks, vessels and containers whether above or below ground level; and (b) ambient air, land surface, sub-surface strata, soil, surface water, ground water, river sediment, marshes, wet lands, flora and fauna.

“Environmental Law” means: (a) the common law; and (b) all Legal Requirements, by-laws, orders, instruments, directives, decisions, injunctions and judgments of any government, local government, international, supranational, executive, administrative, judicial or regulatory authority or agency and all approved codes of practice (whether voluntary or compulsory) relating to the protection of the Environment or of human health or safety or welfare or to the manufacture, formulation, processing, treatment, storage, containment, labeling, handling, transportation, distribution, recycling, reuse, release, disposal, removal, remediation, abatement or clean-up of any contaminant and any amendment thereto and any and all regulations, orders and notices made or served thereunder or pursuant thereto).

“Escrow Distribution Certificate” is defined in Section 5.7(a).

“Escrow Shares” is defined in Section 1.17

“Estimated Indebtedness” means the amount of Indebtedness paid or expected to be payable by Company estimated by Company in good faith and based on reasonable assumptions on the Closing Date.

“Estimated Net Working Capital” is defined in Section 1.21(a)(i).

“Estimated Net Working Capital Statement” is defined in Section 1.21(a)(i).

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Estimated Working Capital Adjustment” is defined as an amount equal to the Estimated Net Working Capital minus the Target Working Capital.

“Financial Statements” is defined in Section 2.4(a).

“Fully Diluted Securities” means, without duplication, immediately prior to the Merger I Effective Time: (i) the aggregate number of shares of Company Common Stock issued and outstanding; plus (ii) the aggregate number of shares of Company Common Stock issuable upon the conversion of all outstanding shares of Company Preferred Stock (at the then-effective conversion rate); plus (iii) the aggregate number of shares of Company Common Stock issuable upon the exercise of all Vested Options outstanding immediately prior to the Merger I Effective Time.

“Fully Diluted Shares” means, without duplication, immediately prior to the Merger I Effective Time: (i) the aggregate number of shares of Company Common Stock issued and outstanding; plus (ii) the aggregate number of shares of Company Common Stock issuable upon the conversion of all outstanding shares of Company Preferred Stock (at the then-effective conversion rate).

“Fundamental Representations” means the representations and warranties set forth in Section 2.1 (Due Organization), Section 2.2 (Charter Documents), Section 2.3 (Capitalization), Section 2.13 (Tax), Section 2.19 (Authority), and Section 2.22 (Brokers).

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” mans any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“Indebtedness” means, without duplication, as of any time: (i) any indebtedness of Company for borrowed money and accrued but unpaid interest, premiums and penalties relating thereto; (ii) any indebtedness of Company evidenced by a note, bond, debenture or other similar security and accrued but unpaid interest, premiums and penalties relating thereto (including any amounts in respect of the Convertible Notes); (iii) any Liability with respect to any letter of credit, banker’s acceptance, performance bond or similar credit transaction; (iv) any lease that has been, or should be, accounted for as a capital lease on the balance sheet of Company; (v) without duplication of any Taxes included in Company Transaction Expenses, any unpaid Tax Liabilities attributable to a taxable period ending on or before the Closing Date; (vi) all obligations issued or assumed as the deferred purchase price of property, goods, services or assets; (vii) all deferred revenues or payments; (viii) any obligations or indebtedness of a Person of a type that is referred to in clauses (i) through (vii) above and which is either directly or indirectly guaranteed by, or secured by an Encumbrance upon any property or asset owned by, Company; (ix) any obligations under any interest rate derivative securities or interest rate cap, swap, collar or similar agreements, or financial, currency or commodity hedge, exchange or similar agreements or transactions; and (x) all interest, prepayment premiums or penalties, and fees and expenses related to any of the foregoing (including any prepayment premiums payable as a result of the consummation of the transactions); provided, however, that for the avoidance of doubt, Indebtedness shall exclude (A) any

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

trade payables and other current liabilities arising in the ordinary course of business to the extent such trade payables and other current liabilities are included in Closing Working Capital and (B) any Company Transaction Expenses.

“Indemnitee” is defined in Section 5.3(a).

“Indemnitor” is defined in Section 5.3(a).

“Integration Plan” is defined in Section 1.23(e).

“Intellectual Property Rights” means all rights of the following types, under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, and copyrights; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other Company intellectual property rights in Technology; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

“Knowledge” An individual shall be deemed to have “Knowledge” of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) an individual should have known such fact or other matter after reasonable inquiry. Company shall be deemed to have “Knowledge” of a particular fact or other matter if Paul Freedman or Emily Foote has Knowledge of such fact or other matter.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by Company.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which Company holds any Leased Real Property, including the right to all security deposits and other amounts and instruments held by or on behalf of Company thereunder.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Listed Contracts” is defined in Section 2.11(a).

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Loss” means losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Material Adverse Effect” means any change, event, effect, claim, circumstance or matter (each, an “Effect”) that (considered together with all other Effects) is or would or would reasonably be expected to become, materially adverse to: (a) the business, condition (financial or otherwise), operations or prospects of Company taken as a whole; (b) Purchaser’s right to own, or to receive dividends or other distributions with respect to, the membership interests of Merger II Surviving Company following the Merger; or (c) the ability of Company to perform any of its material covenants or obligations under this Agreement or under any other Contract or instrument executed, delivered or entered into in connection with any of the transactions contemplated by this Agreement; provided, however, that Effects directly resulting from any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) any changes (after the date hereof) in GAAP or Legal Requirements to the extent that such changes do not disproportionately affect Company as compared to similarly situated companies in the industries in which Company operates; (ii) any change in general economic, political or market conditions, including, without limitation, securities market conditions, in the industries or markets in which Company operates or affecting United States or foreign economies in general to the extent that such change does not disproportionately affect Company as compared to similarly situated companies in the industries in which Company operates; (iii) acts of war (whether or not declared), armed hostilities, or terrorism, or the escalation or worsening thereof to the extent that such conditions do not disproportionately affect Company as compared to similarly situated companies in the industries in which Company operates; (iv) any effect of the announcement of this Agreement or the Transactional Agreements, or the transactions contemplated hereby or thereby, shall not be deemed to have or constitute a Material Adverse Effect provided that such adverse changes or conditions do not disproportionately affect Company.

“Merger I” is defined in the Recitals.

“Merger I Effective Time” is defined in Section 1.2.

“Merger I Surviving Corporation” is defined in Section 1.1.

“Merger II” is defined in the Recitals.

“Merger II Effective Time” is defined in Section 1.10.

“Merger II Surviving Company” is defined in Section 1.9.

“Merger Consideration” means (i) the consideration to be paid to the Stockholders by Purchaser in Merger Shares, plus (ii) the consideration to be paid to the Optionholders in Adjusted Options, plus (iii) any Upward Adjustment, plus (iv) the Earn-out Payment, if any, plus (v) the Stretch Earn-out Payment, if any, plus (vi) $100,000 in cash.

“Merger Shares” means the number of shares of Purchaser Common Stock equal to the quotient of (A) the sum of (i) $18,000,000, minus (ii) the Aggregate Option Value, plus (iii) if the Estimated Net Working Capital is greater than the Target Working Capital, the Estimated Working Capital Adjustment, minus (iv) if the Estimated Net Working Capital is less than the Target Working Capital, the absolute value of the Estimated Working Capital Adjustment, divided by (B) the Purchaser Common Stock Price.

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Merger Sub I” is defined in the Preamble.

“Merger Sub II” is defined in the Preamble.

“Mergers” is defined in the Recitals.

“Net Bookings” means (i) New Bookings, minus (ii) Attrition.

“Net Bookings Amount” means the actual amount of Net Bookings attained during the applicable Calculation Period.

“Net Bookings Target” means (i) $[***] for the Calculation Period ending December 31, 2018 and (ii) $[***] for the Calculation Period ending December 31, 2019.

“Net Closing Merger Consideration” means (A) $18,000,000, minus (B) the Note Share Value minus (C) the Series A-2 Liquidation Amount, plus (D) if the Estimated Net Working Capital is greater than the Target Working Capital, the Estimated Working Capital Adjustment, minus (E) if the Estimated Net Working Capital is less than the Target Working Capital, the absolute value of the Estimated Working Capital Adjustment.

“Net Working Capital” means, with respect to Current Assets minus Current Liabilities.

“New Bookings” means up to the first 12 months of value from new customer purchases (whether to new customers or upsells or overage charges to existing customers) attributable to Company Products calculated in the same manner that Purchaser calculates bookings across its various product offerings. A New Booking shall be recognized on the later of (y) the date on which the written contract of sale is signed by a customer and Purchaser or (z) 93 days prior to the start date applicable to the Recurring Company Products described in such contract, provided in (y) or (z) such written contract does not have a termination for convenience or similar clause that would enable such customer to avoid making a payment. The sale of Company Products pursuant to a Pilot Agreement shall be considered a sale of Non-Recurring Products for purposes of calculating New Bookings, provided, however, that the value of any Pilot Agreement the term of which begins and ends in the same Calculation Period (“Calendar Pilot Agreements”) shall not be counted toward the Non-Recurring Maximum if such Pilot Agreement converts into the regular sale of Company Products; and the value of Company Products sold pursuant to a Pilot Agreement the term of which begins and ends in different Calculation Periods shall only be counted toward the Non-Recurring Maximum applicable to the Calculation Period in which it was entered into in an amount equal to the product of (A) the value of the Pilot Agreement, multiplied by the quotient of (B) (1) the value of Calendar Pilot Agreements entered into in the applicable Calculation Period that did not convert into the regular sale of Company Products, divided by (2) the value of all Calendar Pilot Agreements entered into during the applicable Calculation Period.

“New Retained Amount” is defined in Section 5.7(b).

“Non-Competition Agreements” is defined in Section 1.20(a)(ix).

“Non-Recurring Bookings” means New Bookings attributable to Non-Recurring Products.

“Non-Recurring Maximum” is defined in Section 1.23(a).

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Non-Recurring Products” means Company Products other than Recurring Company Products.

“Note Payments” is defined in Section 1.6(b).

“Note Share Value” means the dollar value of the Merger Shares issued as Note Payments pursuant to 1.6(b)(ii).

“Offer Letters” is defined in Section 1.20(a)(viii).

“Open Claims” is defined in Section 5.7(b).

“Open Source Code” means any software code that is distributed as “free software” or “open source software” or is otherwise distributed publicly in source code form under terms that permit modification and redistribution of such software. Open Source Code includes software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License, or Sun Community Source License.

“Option” means any option (whether vested or unvested) to purchase Company Common Stock outstanding immediately prior to the Merger I Effective Time.

“Option Exchange Ratio” means the quotient obtained by dividing (i) the Per Security Closing Merger Consideration by (ii) the Purchaser Common Stock Price.

“Optionholder” means a holder of a Vested Option.

“Parties” means, prior to the Merger I Effective Time, Purchaser, Merger Sub I, Merger Sub II, Company, and Stockholders’ Agent, and following the Merger I Effective Time, means Purchaser and Stockholders’ Agent.

“Per Security Closing Merger Consideration” means an amount equal to the quotient obtained by dividing (i) the Net Closing Merger Consideration by (ii) the Fully Diluted Securities other than the shares of Company Stock issuable upon conversion of the Company Series A-2 Preferred Stock outstanding (at the then-applicable conversion ratio) immediately prior to the Merger I Effective Time.

“Per Share Closing Merger Consideration” means an amount equal to the quotient obtained by dividing (i) the Net Closing Merger Consideration minus the Aggregate Option Value minus the aggregate Pro Rata Escrow Share of the Escrow Fund attributable to the holders of Company Series A-1 Preferred Stock, Company Series Seed Preferred Stock, and Company Common Stock, by (ii) the Fully Diluted Shares other than the shares of Company Stock issuable upon conversion of the Company Series A-2 Preferred Stock outstanding (at the then-applicable conversion ratio) immediately prior to the Merger I Effective Time.

“Per Share Earn-out Consideration” means an amount equal to the quotient obtained by dividing (i) the sum of the Earn-out Payments, if any, and the Stretch Earn-out Payments, if any, by (ii) the Fully Diluted Securities other than the shares of Company Stock issuable upon conversion of the Company Series A-2 Preferred Stock outstanding (at the then-applicable conversion ratio) immediately prior to the Merger I Effective Time, provided, however, that in the event the aggregate Merger Consideration is equal to or greater than the Breakpoint Amount (as further illustrated in the Consideration Spreadsheet) then such

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

shares of Company Common Stock issuable upon conversion of the Company Series A-2 Preferred Stock shall be included in the definition of Fully Diluted Securities.

“Per Share Escrow Amount” means an amount equal to the quotient obtained by dividing (i) the Escrow Fund that is from time to time distributable to the Securityholders in accordance with Sections 1.17, 1.21(d), and 5.7 by (ii) the Fully Diluted Shares.

“Per Share Merger Consideration” is defined in Section 1.6(b).

“Per Share Series A-2 Liquidation Amount” means (A) the Series A-2 Liquidation Amount minus the aggregate Pro Rata Escrow Share of the Escrow Fund attributable to the holders of Company Series A-2 Preferred Stock divided by (B) the number of shares of Company Series A-2 Preferred Stock outstanding immediately prior to the Merger I Effective Time.

“Per Share Series A-2 Merger Consideration” is defined in Section 1.6(c).

“Permitted Liens” means (a) any lien for current Taxes not yet due and payable in the ordinary course of business or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been made with respect thereto on the Company Financial Statements; (b) those Encumbrances set forth in the Financial Statements or securing debt reflected as a liability in the Financial Statements; (c) landlords’, mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business; (d) Encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (e) easements, covenants, rights-of-way and other similar restrictions of record; (f) other Encumbrances, if any, that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Company; and (g) Encumbrances imposed by Purchaser or its Affiliates.

“Person” mans any individual, Entity or Governmental Body.

“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or any other piece of information or data that allows (whether or not in accordance with and under the rules of any Legal Requirement) the identification of a natural person.

“Pilot Agreement” means a customer agreement 12 months or less in length that does not limit the number of customer user accounts.

“Post-Closing Adjustment” is defined in Section 1.21(d)(i).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Tax Return” means all Tax Returns prepared in any Pre-Closing Tax Period.

“Pre-Closing Taxes” means (a) all Taxes of Company incurred in any Pre-Closing Tax Period, including Taxes allocable to the portion of any Straddle Period ending on the Closing Date, (b) any and all Taxes of

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

any Person imposed on Company as a transferee or successor, by Contract or pursuant to any applicable Legal Requirement, which Taxes relate to an event or transaction occurring before the Closing, (c) any and all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Company (or any predecessor of Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Legal Requirements (except to the extent taken into account in the calculation of Net Working Capital or as a Company Transaction Expense in the Net Closing Merger Consideration).

“Pro Rata Earn-out Share” means with respect to each Securityholder, the percentage obtained by dividing (i) the sum of such Securityholder’s shares of Company Stock and Vested Options by (ii) the Fully Diluted Securities other than the shares of Company Stock issuable upon conversion of the Company Series A-2 Preferred Stock outstanding (at the then-applicable conversion ratio) immediately prior to the Merger I Effective Time, provided, however, that in the event the aggregate Merger Consideration is equal to or greater than the Breakpoint Amount (as further illustrated in the Consideration Spreadsheet) then such shares of Company Common Stock issuable upon conversion of the Company Series A-2 Preferred Stock shall be included in the definition of Fully Diluted Securities.

“Pro Rata Escrow Share” means, with respect to each Stockholder, the percentage obtained by dividing (i) the sum of such Securityholder’s shares of Company Stock by (ii) the Fully Diluted Shares.

“Purchase Price” means (i) $18,000,000, plus (ii) $100,000 in cash, plus (iii) the Earn-out Payment, if any, plus (iv) the Stretch Earn-out Payment, if any.

“Purchaser” is defined in the Preamble.

“Purchaser Common Stock” means the common stock, par value $0.0001, of Purchaser.

“Purchaser Common Stock Price” means the average closing price of Purchaser’s Common Stock on the NYSE during the 10 calendar day trading period ending on the last trading date of the trading day immediately prior to the Merger I Effective Time.

“Purchaser Indemnitees” means the following Persons: (a) Purchaser; (b) Merger Sub I and Merger Sub II and, following the Closing, Merger II Surviving Company; (c) the respective representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above; provided, however, that the Securityholders shall not be deemed to be “Purchaser Indemnitees.”

“Rate Card” means the stated rate for products sold by Purchaser.

“Recurring Company Products” means Company Products for which Purchaser would equally recognize revenue monthly across the term of the applicable customer contract.

“Registered IP” means all Intellectual Property Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered trademarks, domain names and all applications for any of the foregoing.

“Related Party” means (a) each Securityholder; (b) each individual who is, or who has at any time since inception been, an officer or director of the Company; (c) each member of the immediate family of each of the individuals referred to in clauses “(a),” and “(b)” above; and (d) any trust or other Entity (other than

13

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Company) in which any one of the Persons referred to in clauses “(a),” “(b)” and “(c)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

“Released Amount” is defined in Section 5.7(a).

“Response Notice” is defined in Section 1.21(b).

“Restricted Shares” means all shares of Purchaser Common Stock issuable hereunder other than shares of Purchaser Common Stock (a) the offer and sale of which have been registered under a registration statement pursuant to the Securities Act and sold thereunder, (b) with respect to which a sale or other disposition may be made in reliance on and in accordance with Rule 144 (or any successor provision) under the Securities Act, or (c) with respect to which the holder thereof shall have delivered to Purchaser either (i) an opinion of counsel in form and substance reasonably satisfactory to Purchaser, delivered by counsel reasonably satisfactory to Purchaser, or (ii) a “no action” letter from the SEC, in either case to the effect that subsequent transfers of such shares of Purchaser Common Stock may be effected without registration under the Securities Act.

“Retained Amount” is defined in Section 5.7(b).

“Review Period” is defined in Section 1.21(b).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Securityholder” means a Stockholder and/or an Optionholder of Vested Options.

“Series A-2 Liquidation Amount” means the applicable “Series A-2 Liquidation Amount” as such term is defined in the Charter Documents.

“Share Escrow Fund” is defined in Section 1.17.

“Shrink-Wrap Code” means generally commercially available binary software code (other than development tools and development environments and Open Source Code software) where available for an average cost of not more than $2,000 for a perpetual license for a single user or work station (or $5,000 in the aggregate for all users and work stations) that is used by Company but not incorporated into any Company Products and that has not been customized for use by Company.

“Source Code” means computer software and code, in form other than object code or machine readable form or firmware, including related programmer comments and annotations, help text, data and data mining structure, instructions and procedural, object oriented and other code, which may be printed out or displayed in human readable form.

“Stipulated Amount” is defined in Section 5.6(e).

“Stockholder” means a holder of shares of the Company Stock.

“Stockholder Indemnitors” means the Stockholders, severally and not jointly (in accordance with their respective Pro Rata Escrow Share).

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Straddle Period” is defined in Section 6.3.

“Stretch Earn-out Amount” means (i) $1,500,000 for the Calculation Period ending December 31, 2018 and (ii) $1,500,000 for the Calculation Period ending December 31, 2019. In no event shall the Stretch Earn-out Amount exceed: (x) $1,500,000 for the Calculation Period ending December 31, 2018; or (y) $1,500,000 for the Calculation Period ending December 31, 2019.

“Stretch Earn-out Payment” is defined in Section 1.23(a).

“Stretch Net Bookings Target” mans (i) $[***] for the Calculation Period ending December 31, 2018 and (ii) $[***] for the Calculation Period ending December 31, 2019.

“Subsequent Distribution Certificate” is defined in Section 5.7(b).

“Subsequent Released Amount” is defined in Section 5.7(b).

“Subsidiary”: An entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Target Working Capital” means $81,000.

“Tax” means (i) any and all U.S. federal, state, local, and non-U.S. taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value-added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment (including social security), escheat, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being (or having been) a member of an affiliated, consolidated, combined, unitary or similar group for any period (including any arrangement for group or consortium relief or similar arrangement), and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of law.

“Tax Claim” is defined in Section 6.8.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Technology” means technical, scientific, engineering, sales and other business methodologies and processes, training protocols and similar methods and processes, algorithms, APIs, apparatus, circuit

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

designs and assemblies, gate arrays, net lists, test vectors, design rules, models, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including Source Code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

“Termination Date” is defined in Section 5.1(a).

“Third-Party Claim” is defined in Section 5.5(a).

“Threshold” is defined in Section 5.3(a).

“Transaction Deductions” means (a) any and all payments made in respect of Options pursuant to this Agreement (including Company’s portion of any employment-related Taxes), (b) the compensation resulting from the exercise of any Options in connection with the transactions contemplated by this Agreement (including Company’s portion of any employment-related Taxes), (c) any and all bonuses paid in connection with the consummation of the transactions contemplated by this Agreement, (d) any deductible amounts arising from payments made in respect of restricted stock of Company paid pursuant to the transactions contemplated by this Agreement, plus (e) any and all deductible amounts incurred in connection with the retirement of Company debt as contemplated by this Agreement, and (f) any and all deductible payments of Company Transaction Expenses as contemplated by this Agreement. For purposes of this Agreement, the parties agree that 70% of success-based fees paid by Company shall be deductible under Rev. Proc. 2011-29 and shall be a Transaction Deduction.

“Transactional Agreements” means: (a) this Agreement, (b) the Certificate of Merger I, (c) Certificate of Merger II, (d) Letters of Transmittal, (e) the Offer Letters, and (f) the Non-Competition Agreements.

“Transfer Agent” means Computershare Trust Company, NA.

“Unvested Option” means each Option that is outstanding and not vested and not exercisable as of immediately prior to the Merger I Effective Time (after giving effect to acceleration that would result solely from the consummation of the Merger).

“Upward Adjustment” means the amount of shares of Purchaser Common Stock to be distributed to the Securityholders pursuant to Section 1.21(d)(ii).

“Use” is defined in Section 2.10(o).

“User Data” means any Personal Data or other data or information collected by or on behalf of Company from users of any Company Product or Company Software.

“Vested Option” means each Option that is outstanding and vested and exercisable as of immediately prior to the Merger I Effective Time (after giving effect to acceleration that would result solely from the consummation of the Merger).

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.